As filed with the Securities and Exchange Commission on December 23, 1999
                                                 SEC Registration No. _______
_____________________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                 FORM SB-2 REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933

                         TWINVIEW,  INC.
          (Name of Small Business Issuer in its Charter)

 Delaware                        5812                     87 - 0620802
(State or Jurisdiction    (Primary Standard Industrial   IRS Employee Identi-
of Incorporation           Classification Code Number)   fication  Number)


          573 East 300 South, Salt Lake City, Utah 84102
                           801-531-1867
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices and Principal Place of Business)

                            Copies to:
                    Robert N. Wilkinson, Esq.
                 60 East South Temple, Suite 2002
                    Salt Lake City, Utah 84111
                          (801) 533-9645
                        Fax (801) 220-0625
______________________________________________________________________________
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/
_____________________________________________________________________________

                 CALCULATION OF REGISTRATION FEE
                 --------------------------------

Title of Each Class                                   Proposed Maximum    Amount of
of Securities to be Amount to be   Proposed Offering  Aggregate Offering  Registration
Registered          Registered     Price Per Share    Price               Fee
------------------- -------------- ------------------ ------------------- -----------
Common Stock,       350,000 shares  $1.00 per share      $350,000          $ 92.40
$0.001 par value



    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


                          TWINVIEW, INC.
                        573 East 300 South
                    Salt Lake City, Utah 84102

          150,000 SHARES MINIMUM/350,000 SHARES MAXIMUM

                           COMMON STOCK

    This is Twinview's initial public offering. We are offering a minimum of 150,000 shares and a maximum of 350,000 shares of common stock. The public offering price is $1.00 per share.

    We expect that the common stock will be quoted on the NASD's Electronic
Bulletin Board under the symbol "______."

    INVESTING IN OUR COMMON STOCK INVOLVES RISKS WHICH ARE DESCRIBED IN THE
"RISK FACTORS" SECTION BEGINNING ON PAGE __ OF THIS PROSPECTUS.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

    The shares are offered on a "minimum/maximum, best efforts" basis primarily through our officers and directors.  No commission or other compensation related to the sale of the shares will be paid to any of our officers or directors.  We may enter into an agreement with one or more registered broker-dealers or registered sales agents for the sale of shares.
If we do, we may pay registered broker-dealers or registered sales agents commissions of up to six percent (6%) of the offering price of shares actually sold by them.  The proceeds of the offering will be placed and held in an escrow account at Brighton Bank, 311 South State Street, Salt Lake City, Utah
84111, until a minimum of $150,000 in cash has been received as proceeds from sale of the shares.  If the minimum offering proceeds ($150,000) have not been received from the sale of the shares within ninety (90) days from the date of this prospectus (unless extended by us for up to an additional thirty (30)
days), your investment will be promptly returned to you without interest and without any deduction.  The offering may be terminated by us prior to the expiration date.
_____________________________________________________________________________
                      Price to Public    Commissions     Proceeds to Company
_____________________________________________________________________________
Per Share              $1.00                 $0.06         $0.94

Minimum                $150,000              $9,000        $141,000

Maximum                $350,000              $21,000       $329,000
_____________________________________________________________________________


        THE DATE OF THIS PROSPECTUS IS _____________, 2000

                        TABLE OF CONTENTS

Section                                                                 Page
-------                                                                 ----

PROSPECTUS SUMMARY........................................................
RISK FACTORS .............................................................
   Risks Related to our Financial Condition ..............................
     We Have No Operating History so it will be Difficult
       for You to Evaluate an Investment in Our Common
       Stock .............................................................
     We Need Additional Capital and/or Financing to Construct
       Our Specialty Coffee Store and Commence Business...................
     We Must Raise Additional Funds to Continue as a Going
       Concern ...........................................................
     We May Not be Able to Obtain Sufficient Funds to Grow Our
       Business and any Additional Financing May be on Terms
       Adverse to your Interests..........................................
   Risks Related to our Business..........................................
     We Lack Management Experience in the Specialty Coffee
       Store Business.....................................................
     We Have Intense Competition..........................................
     We May Not be Able to Develop Awareness of our Brand Name............
     We May Not be Able to Successfully Make Acquisitions or
       Investments in Other Companies.....................................
     We Have Conflicts of Interest........................................
     Other General Business Risks.........................................
     The Economic Environment May Affect Our Business.....................
   Risks Related to this Offering, Our Stock Price and Corporate Control..
     We May Use the Proceeds of this Offering in Ways with
        which You May Not Agree ..........................................
     Our Stock Price May Experience Extreme Price and Volume
        Fluctuations, and Investors in our Stock May Not be Able
        to Resell their Shares at or Above the Offering Price.............
     Future Sales of our Common Stock After this Offering May
        Negatively Affect our Stock Price ................................
     It May be Difficult for a Third Party to Acquire our Company
        which Could Depress our Stock Price...............................
     Our Executive Officers, Directors and Existing Stockholders,
        whose Interests may Differ From Other Stockholders, Will
     Have the Ability To Exercise Significant Control Over Us.............
        You Will Suffer Immediate and Substantial Dilution of the
        Value of your Investment..........................................
     The Common Stock Offering Price was Arbitrarily Determined by Us
     There is No Guaranteed Public Market for our Common Stock ...........
     We Do Not Intend to Pay Dividends ...................................
     No Assurance of Completion of "Minimum-Maximum, Best
        Efforts" Offering.................................................

                                i

     Effect of Penny Stock Reform Act and Rule 15g-9: Possible
        Inability to Sell Our Securities in Any Secondary Market..........
FORWARD-LOOKING STATEMENTS................................................
DILUTION..................................................................
USE OF PROCEEDS ..........................................................
CAPITALIZATION ...........................................................
THE COMPANY - BUSINESS....................................................
    Introduction..........................................................
    The Company; Its History and Organization ............................
    Critical Site Location ...............................................
       Morning Traffic Flow ..............................................
       Optimum Sales Hours................................................
       Weekend Business...................................................
    Overview .............................................................
    Financing ............................................................
    Property Lease for Proposed Site Location ............................
    Construction Phase....................................................
       Construction: Time to Completion...................................
       Construction Phase: Completion ....................................
    Attracting Experienced Employees .....................................
    Proposed Products.....................................................
       Beverages .........................................................
       Baked Products ....................................................
       Sandwiches and Salads .............................................
       Seasonality of Product Mix.........................................
    Product Suppliers ....................................................
    Marketing.............................................................
       Customer Incentives ...............................................
       Competitive Pricing ...............................................
       Coffee Punch Card .................................................
       Consistent Quality Products .......................................
    Possible Future Business Expansion ...................................
    Capital Requirements for Expansion of Business .......................
    Competition...........................................................
MANAGEMENT ...............................................................
EXECUTIVE COMPENSATION ...................................................
    Summary Compensation Table............................................
    Stock Option Plans....................................................
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS .....................
    Related Party Transactions ...........................................
    Office Rent...........................................................
    Purchase of Common Stock .............................................
    Future Construction of Coffee Store Building .........................
    Resolving Conflicts of Interest ......................................
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS...............
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS................
    Overview..............................................................
    Plan of Operation ....................................................
    Management's Discussion and Analysis of Financial
      Condition and Results of Operation .................................

                                ii

    Liquidity and Capital Reserves .......................................
    Employees ............................................................
    Revenue ..............................................................
    Cost of Operation ....................................................
    Gross Profits.........................................................
    Federal, State and Local Regulations..................................
    General Business Factors .............................................
    The Need for Additional Capital ......................................
    External Factors - Competition .......................................
    Considerations Potentially Impacting the Business ....................
     General and Administrative ..........................................
     Provision for Income Taxes ..........................................
     Net Income (Loss) From Operations....................................
TERMS OF OFFERING AND PLAN OF DISTRIBUTION ...............................
     Selling the Shares of the Offering ..................................
     The Offering Price Was Arbitrarily Determined; No Public Market......
     Dividends............................................................
     How to Subscribe ....................................................
     Purchases by Officers, Directors and Principal Shareholders..........
DESCRIPTION OF SECURITIES ................................................
     Common Stock ........................................................
     Preferred Stock .....................................................
     Series A Preferred Stock ............................................
     Restrictions on Transfer of Shares...................................
     No Market For Our Shares.............................................
     Complete this Initial Public Offering of Our Common
        Stock and Develop and Sustain A Public Market Therefor ...........
     Other Provisions ....................................................
LEGAL PROCEEDINGS ........................................................
TRANSFER AGENT ...........................................................
EXPERTS ..................................................................
FINANCIAL STATEMENTS .....................................................

Exhibits                                                                Page
--------                                                                -----
Subscription Agreement..................................................  A
Certificate of Designation of Rights, Preferences and Number
 of Shares of Series A Convertible Preferred Stock ...................... B


                               iii

                        PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS
PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE
INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU
SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, ESPECIALLY THE RISKS OF
PURCHASING OUR COMMON STOCK DISCUSSED UNDER "RISK FACTORS." REFERENCES IN THIS
PROSPECTUS TO "WE," "OUR" AND "US" REFER TO TWINVIEW, INC.

                          TWINVIEW, INC.

OUR BUSINESS

    We were formed for the purpose of designing, constructing, and operating a retail drive-through specialty coffee store in Salt Lake City, Utah.

CORPORATE INFORMATION

    We were incorporated in Delaware on November 5, 1998 as Twinview, Inc.
Our principal executive offices are located at 573 East 300 South, Salt Lake
City, Utah 84102.  Our telephone number at that location is (801) 531-1867.

                           THE OFFERING

Common Stock Offered by Us                150,000 shares minimum
                                          350,000 shares maximum

Common Stock to be Outstanding
   After the Offering                     800,000 shares minimum
                                          1,000,000 shares maximum

    Use of Proceeds                       For construction of coffee house
                                          building and improvements; purchase
                                          of necessary equipment and personal
                                          property; and for other general
                                          corporate purposes, including our
                                          sales and marketing efforts; payment
                                          of rent; purchase of products and
                                          services; hiring additional
                                          personnel; payment of salaries; and
                                          possible acquisitions. See "Use of
                                          Proceeds."

Proposed NASD Electronic Bulletin
Board Symbol                               __________

    The foregoing information is based on the shares outstanding as of November 30, 1999. The total number of shares that we assume will be outstanding after the offering includes 275,000 shares of common stock to be issued upon conversion of our Series A Preferred Stock to shares of our common stock on a 1 for 1 share basis at some time in the future.

    See "Capitalization" for information with respect to our capitalization as of August 31, 1999, and our pro forma financial information as adjusted to reflect our capitalization after this offering.

                               -1-

    UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS REFLECTS
THE CONVERSION OF ALL 275,000 OUTSTANDING SHARES OF OUR SERIES A PREFERRED
STOCK INTO 275,000 SHARES OF OUR COMMON STOCK WHICH SHALL OCCUR ON OR BEFORE
MARCH 22, 2001.

                           RISK FACTORS

    AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU
SHOULD CONSIDER CAREFULLY THE FOLLOWING INFORMATION ABOUT THESE RISKS,
TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU
DECIDE TO BUY OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR,
OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY
SUFFER. IN THIS CASE, THE MARKET PRICE OF OUR COMMON STOCK COULD DECLINE, AND
YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR COMMON STOCK.

RISKS RELATED TO OUR FINANCIAL CONDITION

    We Have No Operating History so it will be Difficult for You to Evaluate an Investment in Our Common Stock

     We have no operating history. We were formed on November 5, 1998, and since that time our business activities have been limited to raising funds and searching for a suitable location for our proposed specialty coffee store.
There is no assurance we will be successful in the construction, operations, and profitability of our proposed specialty retail drive-through store. We have not yet commenced our primary business purpose. We have no customers as yet, and we will not have any customers until the proposed retail store is constructed, staffed, supplied and operated. We have had no revenue to date.

As a new company we face risks and uncertainties relating to our ability to successfully implement our business strategy. You must consider the risks, expenses and uncertainties that an early stage company like ours faces. If we cannot address these risks and uncertainties or are unable to execute our business strategy, our company may not be successful, which could reduce the value of your investment.

     We Need Additional Capital and/or Financing to Construct Our Specialty
     Coffee Store and Commence Business

      We have limited assets. We need the proceeds from this offering to commence and complete construction of our proposed place of business in order to commence our proposed business operations and to further develop and market our proposed products. We estimate that the net proceeds from the minimum offering will be sufficient to meet our cash requirements for at least 12 months from the conclusion of this offering.

     We Must Raise Additional Funds to Continue as a Going Concern

     As disclosed in Note 3 to our financial statements included in this prospectus, we do not have an established source of revenues sufficient to cover our operating costs to allow us to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to complete this offering successfully and/or to raise additional capital through other means.

    We May Not be Able to Obtain Sufficient Funds to Grow Our Business and any
    Additional Financing May be on Terms Adverse to your Interests

                               -2-

    We may need additional financing to grow our proposed business. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund any expansion, successfully promote our brand name, develop or enhance our products, take advantage of business opportunities or respond to competitive pressures, any of which could reduce the value of your investment. If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of these securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

    We currently anticipate that the net proceeds from the minimum offering, together with available funds, will be sufficient to meet our anticipated needs for at least the next 12 months. Because we expect to generate losses for the first several months after construction of the coffee store, income from our operations may not be sufficient to meet our needs after that period.
We may seek to raise additional funds in the future in order to fund any growth, more aggressive marketing programs or the acquisition of complementary businesses. Obtaining additional financing will be subject to a number of factors including:

    - market and economic conditions;

    - our financial condition and operating performance; and

    - investor sentiment.

    These factors may make the timing, amount, terms and conditions of additional financing unattractive for us.

RISKS RELATED TO OUR BUSINESS

    We Lack Management Experience in the Specialty Coffee Store Business

    None of our present management has had prior experience in managing or operating a specialty coffee store as we propose to do. We intend to locate and hire one or more managers with significant prior experience. We currently have no commitment to hire any experienced managers, but we believe that persons with prior management experience may be located and hired in the Salt
Lake City, Utah area.

    We Have Intense Competition

    We will be engaged in a highly competitive business and will compete directly with companies which have substantially greater financial resources, experience and more substantial marketing organizations than us. Our ability to compete will depend on our ability to obtain customers, by attracting them to our products from one or more of our competitors. We may not be able to compete successfully.


    We May Not be Able to Develop Awareness of Our Brand Name

    If we fail to successfully promote and maintain our Twinview brand name, incur significant expenses in promoting our brand name and fail to generate a corresponding increase in revenue as a result of our branding efforts, or encounter legal obstacles which prevent our continued use of our brand name, our revenues and the value of your investment could be materially adversely affected. We believe that building awareness of our brand name is critical to achieving acceptance of our business. Brand recognition is a key differentiating factor among specialty coffee houses. In order to build and maintain

                               -3-

brand awareness, we must succeed in our marketing efforts, and provide high quality services and products. Failure to successfully build and maintain awareness of our brand name could reduce the value of your investment.

    We May Not be Able to Successfully Make Acquisitions or Investments in
    Other Companies

    If we make an acquisition of a company, we could have difficulty assimilating the acquired company's operations and personnel, which could increase our expenses and reduce the value of your investment. If we make other types of acquisitions, we could have difficulty in assimilating any acquired products, services, personnel and technologies into our operations.
These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and charges and materially adversely affect our revenues and the value of your investment. Though we have no present understanding or agreement relating to any acquisition of or investment in another company or its business, our business strategy includes the possible pursuit of acquisitions. In executing this strategy, we may incur expenses without being able to identify suitable acquisition candidates, which could reduce our profitability and the value of your investment.

    We Have Conflicts of Interest

     Our directors and officers are, or may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Thus, there exists potential conflicts of interest including, among other things, time, effort and corporate opportunity, involved in participation with such other business entities. The amount of time which our officers and directors will devote to our business will be limited. It is not anticipated that any of such other business interests will be ones that are, or will be, in competition with us.

      Other General Business Risks

      We believe that future operating results may be impacted by general economic conditions and various competitive factors (including competition from other parties providing similar products). Additionally, our results could also be affected in any period by circumstantial revenue gain (i.e., not strategic or planned for), business interruptions or costs associated with events outside our control. Our business can also be adversely impacted by fluctuations in general economic conditions. Other considerations that can have a potentially significant impact on our operations include: inability to obtain funding in a timely manner, changes in government regulations, market demand for our proposed products, a decline in the demand for our proposed products, the ability to maintain certain relationships providing favorable terms and opportunities to our, the timing of significant orders, the timely availability of capital, or for other reasons.

       The Economic Environment May Affect Our Business

       Specialty coffee retail stores depend to some degree on a strong local economy. Specialty coffee purchases are a consumer item and their sales rise and fall in proportion with consumer confidence, unemployment rates, business vitality in the local region and other factors. We can not be expected to predict economic cycles or their effect on sales and earnings. There are many factors outside our control that will affect our business, one of which involves general economic effects of the normal business cycle of growth followed by recession.

                               -4-

RISKS RELATED TO THIS OFFERING, OUR STOCK PRICE AND CORPORATE CONTROL

    We May Use the Proceeds of this Offering in Ways with which You May Not
    Agree

    If management uses the proceeds of this offering for purposes which do not result in increasing our revenues, the value of your investment could be reduced. Our management will have significant discretion with respect to the expenditure of the net proceeds of this offering, including discretion to use the proceeds in ways with which stockholders may disagree. Investors will be relying on the judgment of our management regarding the application of a significant portion of the proceeds of this offering.

    Our Stock Price May Experience Extreme Price and Volume Fluctuations, and
    Investors in Our Stock May Not be Able to Resell Their Shares at or Above the Offering Price

    In the event of fluctuations in the market price of our common stock, you may be unable to resell your shares at or above the offering price. We cannot predict the extent to which investors' interest in us will lead to the development of a trading market in our common stock or how liquid the market might become. If you purchase shares of our common stock in this offering, you will pay a price that was not established in a competitive market, but was determined arbitrarily by us. The price of the common stock that will prevail in any market that develops after the offering may be higher or lower than the price you paid. The stock market in general, has been volatile and has experienced fluctuations that have often been unrelated or disproportionate to the operating performance of companies like ours. The market price of our common stock could be volatile and subject to wide fluctuations in response to many factors, some of which are largely beyond our control. These factors include:

     - quarterly variations in our results of operations;

     - adverse business developments;

     - changes in financial estimates by any securities analysts which might choose to follow our common stock;

     - investor perception of us and the specialty coffee house business in general;

     - announcements by our competitors of new products and services; and

     - general economic conditions.

    Future Sales of Our Common Stock After this Offering May Negatively Affect our Stock Price

    The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market following the offering, or the perception that such sales could occur. Following this offering, we will have a large number of shares of common stock outstanding
(relative to the number of shares to be sold in this offering) and available for resale beginning at various points in time in the future. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. The shares of our common stock currently outstanding (including shares of common stock issuable upon conversion of outstanding shares of Series A Preferred Stock) will become eligible for sale without registration pursuant to Rule 144 under the Securities Act, subject to certain conditions of Rule 144.

                               -5-

    It May be Difficult for a Third Party to Acquire Our Company which Could
    Depress Our Stock Price

    Delaware corporate law and our certificate of incorporation and bylaws, contain provisions that could have the effect of delaying, deferring or preventing a change in control of the company or our management that stockholders may consider favorable or beneficial, which could reduce the value of your investment. These provisions could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include:

    - authorization to issue "blank check" preferred stock, which is preferred stock that can be created and issued by the board of directors without prior stockholder approval, with rights senior to those of common stock;

    - advance notice requirements for the submission by stockholders of nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

    Our Executive Officers, Directors and Existing Stockholders, whose
    Interests May Differ From other Stockholders, will have the Ability to
    Exercise Significant Control Over Us

    Our executive officers and directors and entities affiliated with them will, in the aggregate, beneficially own approximately 46.9% of our common stock following this offering in the event the minimum offering is sold, and approximately 37.5% in the event the maximum offering is sold (assuming conversion of all outstanding Series A Preferred Stock to common stock). In the event they purchase any of the shares offered in this offering, their voting control will be even greater. These stockholders will be able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions, including a change of control of the company. The interests of these stockholders may differ from the interests of our other stockholders.

    You Will Suffer Immediate and Substantial Dilution of the Value of Your
    Investment

    Investors purchasing shares in this offering will incur immediate and substantial dilution in their investments. The initial public offering price per share will exceed our net tangible book value per share. See "Dilution" for a calculation of the extent to which your investment will be diluted.

    The Common Stock Offering Price was Arbitrarily Determined by Us

    The offering price for the shares was arbitrarily determined by us, and bears no relationship to our assets, shareholders' equity or any other recognized criteria of value, and should not be considered to be an indication of our actual value.

    There is No Guaranteed Public Market for Our Common Stock

    There is no market for our common stock and no market for shares of our Series A Preferred Stock. Presently, we are privately owned, and there is no market for any of our securities. This is our initial public offering. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold primarily by our officers and directors. We have no commitment from any registered broker-dealers to sell shares in this offering. As a result, we will not have the typical broker-dealer public market interest normally generated

                               -6-

with an initial public offering.   Lack of a market for shares of our common
stock could adversely affect a shareholder in the event a shareholder desires to sell his shares for whatever reason.

    We Do Not Intend to Pay Dividends

    No dividend has been paid on our securities since inception and our management does not intend to pay dividends at any time in the foreseeable future. Investors who anticipate the need for immediate dividends from their investments should refrain from purchasing any of the shares offered hereby.

    No Assurance of Completion of "Minimum-Maximum, Best Efforts" Offering

     The shares are being offered on a "minimum-maximum, best efforts" only basis and no individual or firm is committed to purchase or take down any of the shares. There is no assurance that any portion of the shares will be sold. Brighton Bank, 311 South Main Street, Salt Lake City, Utah 84111, will act as the escrow agent until at least $150,000 has been received from the purchase of shares. In the event that at least $150,000 has not been received within ninety (90) days of the date of this prospectus (which time period may be extended for up to an additional thirty (30) days in our discretion), funds will be promptly returned to investors without interest and without deducting expenses of this offering. As such, you could invest money for as long as one hundred twenty (120) days and have your investment returned without interest.
Anytime after the minimum amount is received prior to termination of the offering, the escrowed funds will be transmitted to us and shares will then be issued and no refunds will be made to you thereafter. See "Terms of Offering and Plan of Distribution."

    Effect of Penny Stock Reform Act and Rule 15g-9: Possible Inability to
    Sell Our Securities in Any Secondary Market

    The shares will be subject to the Penny Stock Reform Act.

    (a) Penny Stock Reform Act. In October 1990 Congress enacted the "Penny
Stock Reform Act of 1990" (the "'90 Act") to counter fraudulent practices common in penny stock transactions. Pursuant to Rule 3a51-1 (the "Rule") of the Exchange Act a security will be defined as a "penny stock" unless it is
(i) a reported security (i.e., listed on certain national securities exchanges); (ii) a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; (iii) a security listed on NASDAQ; (iv) a security of an issuer that meets certain minimum financial requirements ("net tangible assets" in excess of $2,000,000 or $5,000,000, respectively, depending on whether the issuer has been continuously operating for more or less than three years, or "average revenue" of at least $6,000,000 for the last three years); or (v) a security with a price of at least $5.00 per share in the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share.

     Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the

                               -7-

purchaser and receive the purchaser's written agreement to the transaction.
These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. We anticipate that following a successful completion of this offering, our shares of common stock will be subject to the penny stock rules.

     Pursuant to the ("'90") Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the subject security and the transaction involving the purchase and sale of that security (e.g., price quotes and broker-dealer and associated person compensation). Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the subject security. These added disclosure requirements will most likely negatively affect the ability of purchasers herein to sell their securities in the secondary market should a market exist therefor.

    (b) Rule 15g-9 promulgated under the Exchange Act imposes additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may also affect the ability of purchasers in this offering to sell their securities in the secondary market should a market exist therefor.

                    FORWARD-LOOKING STATEMENTS

    Many statements made in this prospectus under the captions "Prospectus
Summary," "Risk Factors," "Management's Discussion and Analysis of Financial
Condition and Results of Operations" and "The Company-Business" and elsewhere are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under "Risk Factors."

    The forward-looking statements made in this prospectus are based on events through the date on which the statements are made.

                             DILUTION

     For purposes of computing dilution in the net tangible book value of our common stock, and for general ownership, control and voting purposes described in this section of the prospectus, all shares of Series A Preferred Stock have been treated as having been converted to shares of our common stock on a 1 for 1 share basis. The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of November 30, 1999:
                               -8-












                         Shares Owned      Total Consideration   Average
                     --------------------- --------------------  Price Per
                     Number      %         Amount      %         Share
                     ---------- ---------- ----------- --------- ----------
Present (1)(2)
Shareholders
 Minimum Offering     650,000    81.25%    $232,853(3)  60.82%    $ .36
 Maximum Offering     650,000    65.00%    $232,853(3)  39.95%    $ .36

New Investors(1)(2)
 Minimum Offering     150,000    18.75%    $150,000     39.18%    $1.00
 Maximum Offering     350,000    35.00%    $350,000     60.05%    $1.00
_______________
(1)    Assumes that none of the present shareholders purchases additional shares in this offering.
(2)    Assumes that all outstanding shares of Series A Preferred Stock are converted to shares of common stock on a 1 for 1 share basis.
(3)    Includes$19,103 cost of architectural plans contributed by initial shareholders.

    Our pro forma net tangible book value as of August 31, 1999 was $190,839 or approximately $0.294 per share. Pro Forma net tangible book value per share represents our total tangible assets less our total liabilities divided by the number of shares of our common stock outstanding. For purposes of calculating dilution, all shares of Series A Preferred Stock have been treated as having been converted to shares of common stock on a 1 for 1 share basis.

     Pro forma net tangible book value dilution per share represents the difference between the amount paid per share by purchasers of common stock in this offering and the pro forma net tangible book value per share of common stock as adjusted to give effect to this offering. After giving effect to the sale of the minimum (150,000) shares of common stock offered at $1.00 per share (and assuming conversion of the Series A Preferred Stock to common stock on a 1 for 1 share basis), our as adjusted net tangible book value as of August 31, 1999 would have been approximately $311,839 or approximately $0.390 per share of common stock. This represents an immediate increase in pro forma net tangible book value of approximately $0.096 per share to existing shareholders and an immediate dilution of approximately $0.610 per share to new investors in this offering. After giving effect to the sale of the maximum
(350,000) shares of common stock offered at $1.00 per share, our adjusted net tangible book value as of August 31, 1999 would have been approximately
$499,839 or approximately $0.500 per share of common stock. This represents an immediate increase in pro forma net tangible book value of approximately
$0.206 per share to existing shareholders and an immediate dilution of approximately $0.500 per share to new investors in this offering. The following table illustrates the dilution per share to new investors as of August 31, 1999:

                                                     Assumes       Assumes
                                                     Minimum       Maximum
                                                     Offering      Offering
                                                     ----------    ---------
Initial public offering price per share              $1.00         $1.00
Pro forma net tangible book value per share
    as of August 31, 1999                            $0.294        $0.294

Pro-forma net tangible book value increase per
  share attributable to new shareholders             $0.096        $0.206

                               -9-

As adjusted net tangible book value per
  share after offering                               $0.390        $0.500
Dilution per share to new shareholders               $0.610        $0.500
______________________

     For a description of the conversion rights, redemption rights and liquidation preference of Series A Preferred Stock see "Description of Securities."

                         USE OF PROCEEDS

     The net proceeds to be realized by us from this offering, after deducting estimated commissions and offering related expenses of $20,000 is approximately $121,000 if the minimum number of shares is sold and $309,000 if the maximum number of shares is sold.

      The first $50,000 will be used in addition to the approximately $170,000 of net proceeds of our 1999 private placement offering to acquire a lease of real property, construct the proposed specialty coffee store building and to purchase necessary equipment and personal property. We propose to use the net proceeds as follows:

                             Assuming Sale of            Assuming Sale of
Description                  Minimum Offering            Maximum Offering
_____________________________________________________________________________
Acquire Lease and Purchase
Equipment and Personal
Property (1)                 $ 50,000                     $ 50,000

Working Capital Reserve(2)   $ 71,000                     $259,000

Total                        $121,000                     $309,000

(1) We have obtained building estimates to construct the coffee store building and improvements ranging from approximately $152,000 to $185,000, and we believe we will be able to complete the construction for approximately
$165,000 which will be paid from existing funds. We estimate it will take approximately $50,000 of offering proceeds from this offering to purchase necessary equipment and personal property needed for the business.

(2) The Working Capital Reserve may be used for general corporate purposes to operate, manage and maintain the specialty coffee store, including sales and marketing expenses, payment of rent, purchase of products and services, and employee compensation expenses. In the event the maximum offering amount is raised, we may have sufficient funds for possible expansion purposes including possible acquisitions of complementary businesses. We presently have no commitments or agreements, and we are not involved in any negotiations, with respect to any expansion plans or acquisitions.

     The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds, and actual expenditures may vary substantially from these estimates depending upon market and economic conditions once operations are commenced. We may, in the future, seek additional funds through loans or other financing arrangements.

      Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

                               -10-

      We presently do not pay our officers and directors any amount of salary.
In the event we are successful in completing this offering, we propose to then begin paying our officers approximately $35.00 per hour for future services while they work part time for us. Any full time employees, including officers if they work full time, will be paid salaries competitive in the industry, subject to our ability to do so.

                          CAPITALIZATION

    The following table sets forth our capitalization as of August 31, 1999:

    - on an actual basis; and

    - on a pro forma basis to reflect the sale of the minimum and maximum amount of securities in this offering after payment of related commissions and offering expenses:
                                             As of       After      After
                                           August 31     Minimum    Maximum
                                              1999       Offering   Offering
                                           ------------- ---------- ---------
Debt:                                      $     538     $     538  $     538

Stockholders Equity:

- Preferred Stock, $0.0001 par value,      $      28     $      28  $      28
2,500,000 shares authorized; 275,000
shares issued and outstanding

-Common Stock, $0.0001 par value,          $      38     $      53  $      73
17,500,000 shares, authorized;
375,000 shares issued and outstanding,
525,000 shares as adjusted for the
minimum offering and 725,000 shares
as adjusted for the maximum offering

Additional Paid-in Capital                 $ 219,233     $ 369,218  $ 569,198

Deficit Accumulated During                 $ (28,460)    $ (57,394) $ (69,394)
the Development Stage

-Total Shareholder's Equity                $ 190,839     $ 311,839  $ 499,839
                                           ----------    ---------- ----------
Total Capitalization                       $ 191,377     $ 312,377  $ 500,377
                                           ==========    ========== ==========


                      THE COMPANY - BUSINESS

INTRODUCTION

     We are a newly formed, developmental stage company, and we have not yet engaged in our proposed business. Although our officers and directors have had no prior experience in our proposed business, they have had experience in numerous unrelated businesses. From their personal experience over the years in the Salt Lake
                               -11-

City area with various other companies, management believes that the establishment of a new retail drive-through coffee store at an appropriate location may be a successful business venture. A brief discussion of our management's plans follows.

THE COMPANY; ITS HISTORY AND ORGANIZATION

     Twinview, Inc. (also the "Company"), was incorporated in the State of Delaware on November 5, 1998. Our certificate of incorporation authorizes us to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. Our immediate plan is to construct and operate a drive-through retail specialty coffee store in Salt
Lake City, Utah through our wholly owned subsidiary, Cafe Detour, L.L.C., a Utah limited liability company formed in November 1998. Caf e Detour, L.L.C.
has not yet commenced principal business operations.

     We have had a reputable architectural firm design, draft and complete detailed working drawings (blue prints) of a proposed retail drive-through coffee store. The plans will be submitted to the appropriate government agencies in Salt Lake City, Utah for review and approval once a location for the retail coffee shop has been secured. It is our intention to identify an appropriate business location, secure a lease of the property upon which the coffee store building is to be built, and then construct the proposed retail drive-through coffee store on the property, following the successful completion of this securities offering. Our proposed business is to operate the specialty coffee store.

     The architectural firm selected to design, draft and complete the detailed working drawings of our proposed retail drive-through coffee store was selected for its experience in designing some of the recently completed retail coffee stores with which we must complete. The architectural firm recently designed, submitted and received approval of four Starbucks Coffee
Inc. Salt Lake City locations. All of the above locations are operating stores as of the date of this prospectus.

     The architectural firm has experience in the design of drive through retail coffee stores similar to our proposed store. By their nature of operation, drive-through coffee stores are confined in space. The efficiency of design is critical. Our design provides for two traffic lanes on each side of the building. It allows six automobiles on each side of the structure to bring customers onto the premises. We believe this design is the most practical and efficient for any intersection corner location which we are seeking.

     The importance for universal design attributes to be incorporated into the building's structural design has been stressed. These principles, when incorporated into a comprehensive set of plans, can be used at other similar locations. Our initial plan is to construct a retail coffee store at one location. In the event that the initial store is successful, then we may attempt to expand our business by adding additional stores at other locations in the future. Should this occur, we believe our architectural plans may be used for future locations with minor expense for modifications to suit each building site.

    We believe that practical considerations in the design process as well as the importance of planning in design for efficient operation have been addressed. Another consideration in constructing a new building and creating a new site is the appropriate blending of new structures within existing neighborhoods. We believe our design for our retail coffee drive-through store is one which will be acceptable in a variety of neighborhoods.
Management believes our proposed structure is architecturally pleasing in its design, physical aspects and practical application. We believe our proposed structure enhances and beautifies the site location and will be a welcome addition to the area selected.

   We believe the growth and vitality of the Salt Lake valley area will enhance our growth opportunities and chances for a successful retail operation. Management believes that as population grows in a given area there


                               -12-


is additional economic room for competing businesses to enter the market.
There is no guarantee that current growth rates will continue. They may decline without warning.

     Management believes that Salt Lake City has and will continue to be a good location for the successful operation of a retail drive-through coffee store. The officers and directors of the Company have substantial business contacts in the greater Salt Lake City area and believe that this will aid us in our business efforts. However, none of the forward looking statements in this prospectus should be construed as a guarantee or assurance of future success.

CRITICAL SITE LOCATION

    We believe our location for our drive-through retail coffee store will be crucial to our success. In our site location study conducted by Mr. John
Girvan, we have researched and considered many variables including, but not limited to, traffic flow into and out of the Salt Lake City downtown core area, and time of weekday density traffic flow, weekend traffic flow, seasonal traffic flow and pedestrian traffic density. Effects of Interstate Highway construction projects currently ongoing in the greater Salt Lake City area have been considered.

     We believe our study and investigation of site selection will be valuable in selecting a final site. Not only do we need traffic flow to bring customers conveniently to our store, we need the type of customer that is accustomed to buying and consuming specialty coffee drinks, pastries and other products bought and consumed by drive-through coffee store patrons. We do not intend to rely solely upon customers whose habits include buying coffee and pastries from existing stores only. We believe the convenience of location, ease of entrance and egress, an architecturally pleasing site and structure and fairly priced delicious products will attract new customers who previously have not patronized retail drive- through coffee stores.

     We are looking at several site locations available for lease within Salt
Lake City for our first retail location. We are concentrating our location search to the area east of and slightly south of the downtown core area of Salt Lake City, Utah primarily between 100 South Street and 2100 South Street and between 400 East Street and 1300 East Street. Once we select a site, we will attempt to negotiate a suitable lease of the land upon which the store will be built. If we are unable to negotiate acceptable lease terms with the property owner, we will seek an alternate site. No assurance can be given that we will be able to secure acceptable lease terms on a suitable site.

     Morning Traffic Flow

     Traffic flow into Salt Lake City's core downtown business area from the surrounding bedroom communities and local neighborhoods is akin to water flowing from the rim of a wheel towards its hub. Once in the city area, traffic dissipates into numerous and varied locations. We are most interested in traffic flowing from the east side, northeast and southeast neighborhoods into the city in the morning during the business week. As a result of our research we believe that the majority of the professional working class population of Salt Lake City inbound to the city downtown core area during business week days resides in the three regional areas mentioned above. This is the demographic group which we are targeting.

     North in-bound traffic coming into the Salt Lake City downtown business area has four major arteries. The western most is Interstate 15 which is under construction for the next two years( see construction-highway). State
Street is the next eastern most north-south traffic artery with up to four lanes each way. State Street runs roughly parallel to Interstate 15 and is due east approximately five city blocks. State Street is due west of the western boundary of our proposed site area by approximately three city blocks.
700 East Street is the next easterly north-south major traffic artery entering and exiting Salt Lake City. 700 East Street runs directly through our proposed site area, and is four lanes wide in each of the north and southbound lanes.
                               -13-

1300 East Street is the next most eastern north-south major traffic artery leading into and out of Salt Lake City.  It is six city blocks due east of 700
East Street and forms the eastern boundary of our proposed site area. There are three additional north-south heavily traveled routes which have less traffic volume than the four mentioned above but they are important in that all three are within a few blocks of possible locations within our proposed
site area.   All three north/south traffic arteries are used regularly and extensively for the morning commute into the City during business days, and to a lesser extent during weekends.  Three of our future competitors, Starbuck's
Inc ., Beans And Brew and The Coffee Garden have actual retail coffee stores within the site area we are focusing on. In our opinion, traffic flow is a primary reason for these competitors locating stores in this area.

      East-west traffic flow into the Salt Lake City core area through our site area is generally less intense in that most east-west streets and roads were designed to flow traffic to north-south arterial traffic lanes. There are two noteworthy exceptions to the above description in relation to our proposed site search area. The first is Interstate 80, the main east-west northern interstate highway through Utah. I-80 intersects 700 East Street
(previously mentioned above) approximately four city blocks to the south of the southern boundary of the Company's proposed site location area. A significant volume of highway traffic traveling on westbound Interstate 80 during the weekday mornings comes from the southern and eastern communities adjacent to Salt Lake City and travels toward the city center. A significant volume of this traffic flow exits Interstate 80 at 700 East Street and travels north bound toward the city center through our proposed site area. The second main east-west thoroughfare feeding morning traffic into the Salt Lake City core area is 400 South Street. 400 South Street is a natural extension of Foothill Boulevard which runs generally north and south along Salt Lake City's bench (foothills) areas and feeds traffic north then west into the Salt Lake
City downtown business area.  Foothill Boulevard transitions into 500 South
Street, then 400 South Street in a gentle arc near the University of Utah and is three lanes wide in each direction. 400 South Street traffic low is approximately five city blocks north of our proposed site area.

    In summary, we believe:

    - our proposed site location search area is well located with regard to morning traffic flow into the Salt Lake City downtown business area.

    - site area selection is an important part of the success of any proposed retail drive-through coffee store.

    - convenience in location and access for our automobile driving customers is an important factor in success of our proposed drive-through coffee store.

    - these important issues have been addressed comprehensively in our proposed site selection and store structural design.

    - our proposed retail drive-through coffee store will produce retail sales during all open business hours.

    - most revenues during weekdays will be derived through sales of our products to professionals employed in the Salt Lake City area traveling into and out of Salt Lake City in the mornings and afternoons.

      Optimum Sales Hours

      Through our research and study of our competitors' businesses we believe peak revenue hours during weekdays will be in the morning hours and the afternoon hours, specifically from 6 a.m. through 11:00 a.m. in the morning and from 3:00 p.m. through 6:00 p.m. in the afternoon. We believe we will be able to identify and respond quickly to demand changes and traffic volume flow with regards to labor and product supply.

                               -14-

       Weekend Business

       Through our research and by observing competitors' businesses, we believe that business during weekend business hours will be fairly constant, although less than during week days. Our proposed site search area enjoys a fairly constant flow of traffic during weekends. Liberty Park experiences a substantial increase in use by the members of the Salt Lake City community during weekends and is within our site search area. Seasonal trends in park use have a direct effect on the numbers of community residents using the park, and on potential customers for our proposed business. Therefore, retail business from both pedestrians and customers driving to and from Liberty Park during spring, summer and fall would presumably be higher than in the winter months. However, there is no guarantee of any substantial business coming from patrons of Liberty Park during any seasonal time of year.

OVERVIEW

     We believe our proposed retail drive-through coffee store can compete successfully in the retail coffee business in Salt Lake City, Utah. We believe the following to be critical to any enterprise of this nature:

     - Location. We believe we have identified a suitable area for this particular enterprise through our research and study efforts.

     - Design. We believe this critical aspect has been addressed by using architectural plans prepared by a professional architectural firm with recent experience in designing the competing establishments and mirroring the proven successful aspects of those structural and practical designs into the Company's design.

     - Management. Although they have no prior experience in the specialty coffee store business, Messrs. Hogle and Girvan have worked together on other successful projects and have known and worked together for a number of years.
They have significant business backgrounds in other types of business.
See"Management".

FINANCING

      We are dependent upon raising capital through this offering to commence our proposed business. We believe equity financing is in our best interest to enhance our prospects for success. Our assets are extremely limited, and we do not anticipate that we will be able to secure a lease on suitable property, construct the proposed coffee house building and commence active business operations without the proceeds from this offering. We have no significant debt at present and we have no plans to acquire debt in the immediate future. However, there is no assurance that we will not acquire debt in future, and may require infusions of cash from time to time through equity or debt.

PROPERTY LEASE FOR PROPOSED SITE LOCATIONS

We do not plan to purchase real property for our proposed retail coffee store site location. We believe leasing property for our proposed project is preferable since it will allow us to commence business with a smaller capital investment. We have identified several properties which we believe are suitable for our proposed retail location and we have had in lease discussions with the owner of one selected real property location. We will be thorough in our due diligence research to attempt to verify that any property we lease will be free and clear of environmental hazards, buried fuel tanks, liens and unacceptable encumbrances and other liabilities. We intend to have any final lease agreement reviewed by our legal counsel. Although we feel we have accurately assessed the legal and potential legal liabilities associated with leasing real property, there is no assurance or guarantee we will foresee every possible eventuality regarding legal liability concerning our proposed leased property.

                               -15-


CONSTRUCTION PHASE

     Following the successful completion of this offering, and once we have obtained a lease on a suitable location, the construction phase of our business plan will begin. This will involve obtaining necessary governmental approvals for building permits, etc., and building the actual coffee store building and surrounding improvements. We have received estimates to build from reputable and bonded construction firms local to the Salt Lake City area ranging from approximately $152,000 to $185,000 to complete our proposed retail drive-through coffee store per architectural plans submitted to those companies by us. As we move closer to successful completion of this offering we plan to select one of the general contracting firms with which we have received a bid.

     Construction: Time to Completion

     We believe, based on discussions with our architectural firm that a realistic time to complete our construction and to commence business is 90-120 days from the date construction is commenced. However, construction projects can be delayed or stopped indefinitely for many reasons not within our control; specifically but not limited to acts of God, adverse weather conditions, labor strikes, changes in government regulation and law, etc.
Therefor we can not guarantee timely completion of our proposed building project.

      Construction Phase: Completion

      Upon completion of the construction phase of our planned coffee store building, we intend to hire staff, train new employees, begin to advertise and commence business at our new facility.

ATTRACTING EXPERIENCED EMPLOYEES

    Management has interviewed potential employees with prior work experience from other retail coffee store locations. We believe we will be able to attract an ample supply of experienced and competent labor to fill required positions at appropriate wage and expense levels. However, the Salt Lake City area is experiencing significant growth in both population and business, and enjoys one of the nation's lowest unemployment rates. There exists and may continue to exist a very real shortage of skilled, experienced, and competent labor to fill a growing demand. In the event we are unable to attract enough employees willing to work at our proposed retail location for what we have budgeted for labor expense, we would have to increase proposed wages which would negatively affect us financially.

PROPOSED PRODUCTS

     We plan to offer a full range of appropriate and select premium products at our proposed retail drive-through coffee store. Our proposed store should be classified as a "specialty" retailer since our proposed products differ from a common "coffee shop". Our primary customers will arrive at our location in automobiles. Therefor it is in our interests and the customers' desires to facilitate sales as efficiently and as quickly as possible. We have fashioned our proposed products and designed our proposed building and necessary equipment accordingly. Our proposed products will be accentuated to demand and time of day. Specifically, coffee and specialty coffee products will be the base mainstay of our proposed product line.

      Beverages

      We propose that our beverages will include decaffeinated and caffeinated freshly ground whole bean coffees of different and assorted flavors; specialty coffee drinks including cappuccino, latte, breve, espresso, mocha lattes and breves, iced coffee products, flavored additives including low calorie milk;
teas of various flavors and origins including caffeinated and herbal, hot chocolate, bottled mineral water, select bottled flavored soft drinks, specialty Italian flavoring for both hot and cold beverages and specialty slushed iced flavored drinks.

                               -16-

      Baked Products

      We plan to offer a delicious line of freshly baked pastries and rolls, cakes and cookies as well as traditional specialty coffee store pastries such as Biscotti and Italian pastries. We plan to remain vigilant and attentive to customers' desires regarding products we will offer in the future and seasonally.

      Sandwiches and Salads

      We intend to offer specialty sandwiches and salads on an experimental and seasonal basis. We believe through our research and study efforts that selected specialty food products are in demand when coupled with the convenience of location to customers and drive-through design of our proposed store. We intend to focus this approach on potential business coming from patrons using Liberty Park in the spring, summer and fall months, although we will remain vigilant regarding additions and subtractions to our product line remaining sensitive to customer demand, volume, and profit margin considerations. We believe we will be able to react quickly to changing product demand. However, there is no assurance that we will be accurate in assessing customer demand for specific products or that we will be successful in marketing those products profitably.

      Seasonality of Product Mix

      The Salt Lake City area has four distinct and different seasons. It is located at approximately 41 degrees north latitude on the North American continent at approximately 4250 feet above sea level on a high semi desert plateau that abruptly abuts the Wasatch mountain range to the city's immediate east. Salt Lake City has an invigorating and dynamically seasonally changing natural environment. The four seasons of the year must be observed in relation to seasonally changing customer demands in product desires and seasonally changing customer habits. National statistics indicate that consumption of coffee in North America varies with the seasons of the year.
However, these statistics may be misleading as they do not differentiate between all coffee consumed and specialty coffee and related products consumed. Through our observations and study efforts, we believe there is a difference in coffee and coffee products consumption trends on a seasonal basis in the Salt Lake City area. We also believe that while general coffee consumption fluctuates seasonally, the consumption of specialty coffee drinks fluctuates seasonally as well. As an example, during warmer weather regular patrons of our competitors' stores consume more iced coffee beverages than they normally would in the colder months. There is no assurance or guarantee that we will enjoy a regular customer base as our competitors are believed to enjoy. There is no assurance or guarantee our assessment of seasonal factors will adequately or accurately prepare us for changes in customer demand for our proposed products.

PRODUCT SUPPLIERS

     We will have access to numerous suppliers of our proposed products. None of our proposed products are rare or in short supply at this time. We do not foresee becoming dependent upon one or a few suppliers for delivery and procurement of our proposed products. Our proposed products are not classified as critical or special and are not rare or exotic. Coffee fluctuates in price as any commodity does through the natural forces of supply and demand. For our price forecasts of supplies we use long term price trends and posted average yearly prices of the commodities we propose to utilize.
For our proposed specialty baked goods there are a number of suppliers in the greater Salt Lake City area. We intend to use specific suppliers on a trial basis. We may post prices paid to suppliers conspicuously and in plain view at our delivery acceptance door to foster a competitive spirit among our suppliers. We have been apprised of this method of posting prices paid to suppliers per specific items and its beneficial effects for the related retail establishment.

                               -17-

MARKETING

     Customer Incentives

     We plan to offer customers incentives to become regular patrons of our store. These incentives may include but not be limited to competitive pricing, a coffee punch card and consistent quality products.

     Competitive Pricing

     Competitive pricing of our proposed products relative to competitors' products will be important to our success. We have observed that local pricing of related specialty coffee products in the Salt Lake City area are higher than in the Seattle, Washington area where competition is brisk and vibrant, and the number of (specialty coffee) stores is much higher than in the Salt Lake City area. We believe that specialty coffee stores in the Salt
Lake City area are enjoying a higher profit margin on their product offerings than they would if there were more stores competing, as evidenced in the Seattle area. We have no plans to slash prices upon entering the specialty coffee retail industry in the Salt Lake City area. However, we believe there is room to discount prices below that of our competition; at least in the beginning weeks of our initial debut in the market. Also, we feel that as more competition enters the specialty coffee market profit margins may decline.

     Coffee Punch Card

     Frequent patron volume discount punch cards are a common, but not consistently used, means of promoting customer loyalty in the specialty coffee retail industry in the Salt Lake City area. The coffee punch card is usually a business card sized piece of stiff paper with the offering company's logo or name printed upon the surface with approximately 10 boxes printed upon the surface of the card as well. As the customer purchases his product from a company, an employee generally asks the customer if he or she is in possession of one of the company's punch cards. If not, the customer is generally asked if the customer wishes to obtain one. The customer presents his punch card to the employee who punches one box or multiple boxes depending upon how many units of the product the customer purchased. When the customer's punch card has been punched a requisite number of times representing a requisite number of purchases (usually ten), the customer is entitled to one unit of representative product free of charge, and offered another punch card by the company employee. This is a price discount on a volume basis, and we believe it is effective in returning customers, accustomed to consuming a regular quantity of the same or closely similar product, repeatedly back to the establishment that originally issued the card. A notable exception; some customers of specialty coffee stores will not return to establishments where they received a poor tasting product regardless of incentives.

     Consistent Quality Products

     We believe the best incentive to customer loyalty is consistent quality products at fair competitive prices. We believe that many of our proposed customers will patronize our store only once per day in the morning on their way to work. It is extremely important to us that we can deliver a consistent quality product to that customer every morning. Consistent quality, convenience and fair competitive pricing are universal and historical reasons customers return to retail establishments. We believe we must deliver our customers these qualities to succeed.

POSSIBLE FUTURE BUSINESS EXPANSION

In the event our initial store is successful, and provided that we are able to obtain additional required financing, we plan to expand our number of retail
specialty coffee stores in the Greater Salt Lake City area   This may include
expanding into the Interstate 15 corridor area extending northward to the City of Ogden, Utah and its environs and southward to the city of Spanish Fork,
Utah and its environs, and other potentially suitable locations.  We believe we can benefit from economies of scale in purchasing products in volume for multiple store locations while the stores in this described area would be considered clustered with regard to close

                               -18-

proximity of each other for delivery, service and management considerations.
We also believe we may benefit from increased brand name recognition and customer loyalty by expanding.  Our expansion plan includes utilizing ground
leases to secure each real property site location.   No assurance can be given
that our business will be profitable and that we will be able to expand to additional locations.

     Assuming our proposed business is profitable, and we are able to expand profitability in the Salt Lake Valley area, then we could expand further on a regional basis. Any regional expansion would commence only when we believe such expansion is appropriate. The factors we deem important in this decision will include, but not be limited to, the following factors:

     - the  profitability of our then existing establishment(s);

     - our ability to acquire additional financing needed for expansion;

     - our ability to acquire acceptable leasehold interests in suitable site locations;

     - national and regional economic considerations such as interest rates, unemployment rates, population growth and economic health of any and all potential expansion areas.

CAPITAL REQUIREMENTS FOR EXPANSION OF BUSINESS

     In our discretion, we may seek capital for expansion or other business purposes through different sources including, but not limited to: capital markets in the form of equity financing, debt financing, merger and/or acquisition, and strategic relationships with other companies including, but not limited to, our competition. We presently have no commitment for any such financing, and we can give no assurance that we will be able to obtain any additional financing.

      IN MAKING THE PRECEDING FORWARD LOOKING STATEMENTS WE ARE IN NO WAY
IMPLYING OR GUARANTEEING SUCCESS OR  PARTIAL SUCCESS IN ACCOMPLISHING ANY OR
ALL OF OUR PLANS.  THERE IS NO ASSURANCE OR GUARANTEE WE WILL BE SUCCESSFUL IN
RAISING CAPITAL FOR OUR PROPOSED BUSINESS VENTURE, OR IN THE EVENT WE ARE
SUCCESSFUL IN RAISING CAPITAL THROUGH THIS OFFERING, THERE IS NO ASSURANCE OR
GUARANTEE WE WILL BE SUCCESSFUL IN USING THE CAPITAL RAISED TO IMPLEMENT OUR
BUSINESS PLAN WITH A PROFITABLE RESULT.  ANY AND ALL PLANS FOR EXPANSION
BEYOND THE DESCRIPTION DETAILED WITHIN THIS PROSPECTUS WOULD OCCUR IN THE
FUTURE AND BE COMPLETELY DEPENDENT UPON OUR SUCCESS OF WHICH THERE IS NO
ASSURANCE OR GUARANTEE.  IN THE EVENT WE ARE NOT SUCCESSFUL IN USING THE
CAPITAL WE RECEIVE FROM THIS OFFERING TO SUCCESSFULLY IMPLEMENT OUR BUSINESS
PLAN, WE MAY BE UNABLE TO RAISE ADDITIONAL CAPITAL AND/OR CONTINUE OPERATIONS.
OUR SHARES COULD BECOME WORTHLESS.  THEREFORE, INVESTORS IN THIS OFFERING
COULD EXPERIENCE AN IMMEDIATE SUBSTANTIAL AND POSSIBLY A TOTAL LOSS OF THE
MONIES PAID FOR SHARES PURCHASED IN THIS OFFERING.

     Competition

     Competition in the specialty coffee industry within the Salt Lake City area is intense. All of our present competitors are established, operating and have loyal clientele returning to their stores repeatedly to buy their products. Some of our competitors have a multiple year operating history and therefor have a distinct competitive advantage over our planned entry into the specialty retail coffee industry within the Salt Lake City area. Our competition may have or may have access to greater capital resources than we have or will be able to raise in future. Some or all of our competitors have their stores located in competitively viable locations within Salt Lake City.
These economically viable locations and their customers' familiarity with their locations are a real

                               -19-

competitive advantage over our proposed entry into the retail specialty coffee business in the Salt Lake City area. Some or all of our competitors enjoy name brand recognition associated with the products they offer their customers. One competitor is STARBUCKS COFFEE COMPANY INCORPORATED which enjoys the benefits of a national name brand. It operates numerous locations in the Salt Lake City area.

     Following is a list describing the number of stores of many of our competitors located within or near our proposed site search area:

                           GREATER SALT LAKE  WITHIN FIVE
                           NUMBER OF STORES      MILES      DRIVE THROUGH
                           -----------------  ------------  --------------
Bad Ass Coffee Company             2              1           YES   (1)

Beans and Brew                     4              2           NO

Cafe Espresso                      2              1           YES   (2)

Java Hut                           3              1           YES   (3)

Millcreek Coffee Roasters          3              1           NO

Squirrel Brothers                  1              1           YES   (1)

Salt Lake Roasting Company         1              1           NO

Starbucks Coffee Company
   Incorporated                    3              2           NO

     We recognize that we will face substantial competition in establishing our proposed retail drive-coffee store in the Salt Lake City area. We believe we will be able to compete successfully. However there is no guarantee or assurance we will be able to successfully compete or survive financially given the competition that exists, and has existed for some time in the specialty coffee retail environment within the Salt Lake City area.

                           MANAGEMENT

     We have no knowledge of any arrangement or understanding in existence between any officer named below or any other person pursuant to which any such officer was or is to be elected to such office or offices. All officers of the Company serve at the pleasure of the Board of Directors. All officers will hold office until the next Annual Meeting of the Board of Directors. There is no person who is not a designated officer who is expected to make any significant contribution to the business of the Company except as may be engaged under contract for consulting services.

     The officers and directors of the Company each have over 10 years of management experience in businesses unrelated to the type of business proposed by us. We believe that the diverse areas in which the officers and directors acquired their experience is important in building a well rounded management base. Our management has extensive experience in the area of sales, marketing, computer hardware, investment and capital markets, accounting, and operations. The officers and directors have spent various amounts of time investigating the specialty retail coffee business in Salt Lake City. Their management experience includes real property development, natural resource development, management of a video game software publishing company, and management of both publicly and privately held companies.

     Patrick K. Hogle - President, and Director.  Mr. Patrick K. Hogle, age
38, has served as the president and as a director of the Company since its inception in November 1998. Mr. Hogle is currently Vice President

                               -20-

and a director of Electro Brain International Corp., a publicly held company, and has held these positions for more than the past five years. Mr. Hogle is a co-manager and co-owner of JHCRPN, LLC, a privately held limited liability company actively involved in the brine shrimp egg industry. Mr. Hogle has held this position since approximately January, 1995. Mr Hogle was a registered securities sales person from approximately 1983 until approximately
January, 1991. Mr. Hogle has spent many years co-managing a family owned business of which he is part owner.

     John S. Girvan - Secretary/Treasurer and Director. Mr. Girvan, age 49, has served as Secretary, Treasurer and as a director of the Company since its inception in November 1998. Mr. Girvan is a co-manager and co-owner of JHCRPN, LLC, a privately held limited liability company actively involved in the brine shrimp egg industry. Mr. Girvan has held this position since approximately January, 1995. Prior to January 1995, Mr. Girvan worked in the commercial fishing industry in the northern Pacific Ocean and the Bering Sea as a captain and owner of fishing vessels since 1973. Mr. Girvan has spent most of his professional career in the finding and procurement of various natural resources, including wild Alaska seafood products and wild artemia salina: a brine shrimp cyst indigenous to the Great Salt Lake in Utah, used in the aquaculture industry world wide as a wild fish food product. Mr. Girvan also has a background in contracting and construction in the northwest United
States. Mr. Girvan has been a self employed entrepreneur most of his adult life.

                      EXECUTIVE COMPENSATION

     As of the date of this prospectus, none of our executive officers or directors (the "Named Executive Officers") have received any cash compensation from the Company, except: (1) through the payment of rent as described in the "Certain Relationships and Related Party Transactions" section of this prospectus; (2) Mr. Girvan has received approximately $3,500 for past services; and (3) Mr. Hogle has received approximately $2,000 for past services. Following a successful completion of this offering, and while the officers and directors are working part-time for the Company, the Company plans to compensate them at a fair, equitable and competitive hourly rate. If and when the officers and directors ever become full-time employees of the Company, they may be compensated with salaries that are competitive in the industry.

SUMMARY COMPENSATION TABLE

     There were no stock awards, restricted stock awards, stock options, stock appreciation rights, long-term incentive plan compensation or similar rights granted to any of our Named Executive Officers. None of our Named Executive
Officers presently holds directly any stock options or stock purchase rights.
We have no retirement, pension profit sharing, or other plan covering any of our officers and directors.

STOCK OPTION PLANS

     As of the date of this offering, we have no outstanding stock options held directly by our Named Executive Officers, and w have adopted no formal stock option plans for our officers, directors and/or employees. We reserve the right to adopt one or more stock options plans in the future. As of the date of this offering, we have no plans to issue additional shares of our common or preferred stock or options to acquire the same to our officers, directors or their affiliates or associates.

       CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RELATED PARTY TRANSACTIONS

     Office Rent

     We pay rent of $100 per month for office space to three of our principal shareholders, one of which (Mr. Hogle) is an officer and director of the Company. Our office consists of one room with approximately 120

                               -21-

square feet and a telephone, and access to other common areas which include the use of a fax machine, photocopy machine and conference room. The lease arrangement is on a month to month basis. The building in which our office is located is owned directly or indirectly by Patrick K. Hogle, Claire A.
Singleton and RP II, Ltd., principal shareholders of the Company.

     Purchase of Common Stock

      The architectural plans for the proposed building were acquired from our
four principal shareholders at their actual cost.    The four principal
shareholders of the Company acquired a total of 375,000 shares common stock
(93,750 shares each) in consideration for the contribution of the architectural plans which cost $19,103 and for the aggregate payment of $7,500 cash.

     Future Construction of Coffee Store Building

     We propose that the construction of the coffee store building will be contracted and over seen either by an independent contractor or by Mr. Girvan, a principal shareholder and officer and director. If Mr. Girvan provides general contractor services in connection with the construction of our proposed coffee house, Mr. Girvan will receive a reasonable payment of up to 15% of the total cost of construction and completion of the coffee store and premises.

RESOLVING CONFLICTS OF INTEREST

     The Board of Directors has determined that its directors are to disclose all conflicts of interest and all corporate opportunities to the entire Board of Directors. Any transaction involving a conflict of interest engaged in by the Company shall be on terms not less favorable than that which could be obtained from an unrelated third party. A director will only be allowed to pursue a corporate opportunity in the event it is first disclosed to the Board of Directors and the Board determines that the Company shall not pursue the corporate opportunity.

                 SECURITY OWNERSHIP OF MANAGEMENT
                    AND PRINCIPAL SHAREHOLDERS

      As of November 30, 1999 there were 375,000 shares of the Company's common stock issued and outstanding and 275,000 shares of the Company's Series
A Preferred Stock issued and outstanding. Series A Preferred Stock is convertible to common stock on a 1 for 1 share basis, and has been treated as having been converted to shares of common stock in the table below. The following table sets forth, as of November 30, 1999, the common stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's common stock. It also sets forth, as of November 30, 1999, the common stock ownership of each director and executive officer of the Company, and all of its officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown.


                                          Percentage of Outstanding Shares
                                                  of Common Stock

                                                      After        After
                               No. of     Before     Minimum      Maximum
                               Shares     Offering   Offering(1)  Offering(1)
_____________________________________________________________________________
Buckaroo, Ltd.(2)
220 Kearns Building
Salt Lake City, Utah 84101     93,750      14.4%       11.7%        9.4%

JGPG LTD(3)
1494 East 3350 South
Salt Lake City, Utah 84106     93,750      14.4%       11.7%        9.4%

                               -22-

Claire A. Singleton(4)
573 East 300 South
Salt Lake City, Utah 84102    111,750      17.2%       14.0%       11.2%

RP II Ltd.(4)
573 East 300 South
Salt Lake City, Utah 84102    107,750      16.6%       13.5%       10.8%

All officers and directors
 as a group (2 persons)       187,500      28.8%       23.4%       18.8%


(1) The table assumes that all shares of Series A Preferred Stock that have been sold by the Company have been converted to shares of common stock on a 1 for 1 share basis. In the event the Company redeems all outstanding shares of Series A Preferred Stock prior to this conversion, then each of the four principal stockholders would own between 17.9% and 21.3% of the outstanding shares of common stock if the minimum offering is sold and between 12.9% and 15.4% of the outstanding shares of common stock if the maximum offering is sold.

(2)    Buckaroo, Ltd. is a Utah partnership principally owned by Patrick K.
Hogle who is the general partner. Mr. Hogle's brothers own small minority interests in Buckaroo, Ltd..

(3) JGPG Ltd. is a Utah partnership principally owned by John S. Girvan who is the general partner, and his son Peter Girvan.

(4) Claire A. Singleton is the mother of Ronald A. Johnson. Mr. Johnson is the general partner and a principal partner of RP II, Ltd.

(5)    RP II, Ltd. is a Utah partnership principally owned by Ronald A.
Johnson who is the general partner, and his son Parker Johnson.  Ronald A.
Johnson is the son of Claire A. Singleton.

      All common shares held by the officers, directors and principal shareholders listed above are "restricted or control securities" and are subject to limitations on resale. The shares may be sold pursuant to Rule 144 under certain circumstances, after a minimum one year holding period has been met. All of the common shares held by the officers, directors and principal shareholders were issued in November 1998. There are no contractual arrangements or pledges of the Company's securities, known to the Company, which may at a subsequent date result in a change of control of the Company.

      Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within sixty days through means, including, but not limited to, the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

OVERVIEW
                               -23-

     The Company, a development stage company, was formed on November 5, 1998, to engage in the retail drive-through coffee business. Specifically, we intend to obtain a lease on real property in Salt Lake City, Utah, construct a building and develop the associated site location of our proposed retail drive-through coffee store per our architectural plans. The Company will then commence operation of the proposed business.

     We intend to offer our products in an efficient and timely manner to our customers. We intend to offer our customers quality, delicious products at fair and competitive prices. We intend to compete vigorously in the specialty coffee industry within the Salt Lake City area.

PLAN OF OPERATION

     During the next twelve (12) months, our plan of operation consists of the following:

     - Attempt to raise approximately $150,000 or more in this offering;

     - Acquire a lease on suitable property within the proposed site area;

     - Construct the proposed coffee house building and other related improvements on the site which is eventually selected;

     - Adequately furnish the coffee house building with equipment necessary to the business;

     - Hire and train approximately nine or ten employees;

     - Commence business operations; and

     - Work towards making the business profitable.

     Accomplishing our 12 month plan of operations is dependent on the Company being able to raise approximately $150,000 or more by successfully completing this offering. Becoming profitable will also depend on additional factors, some of which are beyond our control. As of the date of this prospectus we have no commitments for any portion of this offering.

    Our current cash is sufficient to pay all the expenses of this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATION

    The Company was recently formed on November 5, 1998, and our activities to date have been limited to our formation, property site study, the completion of a private placement of 275,000 shares of our Series A Preferred Stock for $206,250 in gross offering proceeds, and the preparation of this offering.

    Liquidity and Capital Reserves

    Presently the Company's liquid resources are sufficient to pay all of the costs of this offering and to pay for most, if not all of the construction costs of our proposed building. We are dependent on completing this offering successfully in order to obtain the funding necessary to implement our business plan described above. Our auditors have issued a "going concern" opinion in Note 3 of our audited financial statements which form a part of this Prospectus, indicating that we do not have an established source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. It is our intent to complete this offering to provide us with the funds to build and operate a coffee house.

                               -24-

     To the extent we are able to obtain substantial capital for our use and purposes from this offering, we will be able to move out of the planning and pre-implementation stage and proceed with our business plan.

     Together with existing funds, the net proceeds from the sale of the minimum offering as outlined within this Prospects, we believe we will have sufficient working capital to meet anticipated capital needs for the next twelve (12) months. Thereafter, additional funds will need to be generated either from internal operations or obtained from equity or debt financing, for which we have no commitments.

     Since we can provide no assurance that our efforts in this offering will be successful, we intend to actively pursue other financing or funding opportunities. Agreements for these types of financing arrangements will only be entered into if, in our opinion, they provide a less expensive and/or more stable form of financing or funding.

    Employees

    As of the date of this prospectus, we have no full time employees. Our daily business affairs have been carried out by our officers and directors who provide services on a part-time as needed basis. We anticipate that we will begin having full time employees as soon as the specialty coffee store has been constructed and furnished, and that it will take approximately two or three full time employees and approximately seven or eight part time employees to properly staff the coffee house once it is completed.

    Revenue

     We have had no revenues from operations. In the event this offering is successful we anticipate we will be able to complete our proposed construction project and begin operation of our retail location. We do not anticipate generating any revenues (other than nominal interest on its cash balance) until the proposed drive-through retail coffee store has been built, furnished and our retail specialty coffee business has been commenced.

    Cost of Operations

    Our only operating costs to this point in time have been those costs incurred in connection with the Company's formation, minimal office rent expenses, and the legal, accounting, printing, and related costs associated with our private placement offering and this offering.

    Gross Profits

     We have had no revenues and no gross or net profits as of the date of this prospectus.

    Federal, State and Local Regulations

    There are no special federal, state or local laws regulating the proposed type of general business retailing that we plan to engage in and there are no special licenses or permits required other than a general business license and public health certificate for food handling which we will obtain.

    General Business Factors

     We believe that future periods may be impacted by general economic conditions and various competitive factors including competition from other businesses providing similar products. Additionally, results could also be affected in any given period by circumstantial (i.e. not strategic or planned for) revenue fluctuations, business interruptions or unplanned for costs associated with events outside our control.

                               -25-

     Other considerations that could have potentially significant impacts upon our operations include: delays in the construction phase of our planned structure and site development, changes in governmental laws or regulations concerning zoning or land use, market demand for our products, availability of capital resources and timing of expenditures in anticipation of increased sales, to name a few.

     The Need for Additional Capital

     Our business plan requires substantial funding which we are seeking through this offering. If we successfully complete the minimum offering but raise less than the maximum offering, we do not expect to seek debt financing.

     The officers and directors decided at the time of incorporation that the Company would offer shares of our Series A Preferred Stock and shares of our common stock in an attempt to finance our initial capital needs. We have successfully completed and closed the sale of shares of Series A Preferred
Stock as reflected in our financial statements.

      External Factors - Competition

      We face significant and formidable competition from other companies engaged in the same type of business. Competitors range from highly organized and well financed national store chains to single store individually owned family enterprises. We face competition with established, financially sound organizations with loyal clientele and name brand recognition.

     There is also no assurance that our proposed products will meet with public acceptance. However, we believe that our proposed business can become successful, and achieve significant name recognition in the local marketplace.

     Considerations Potentially Impacting the Business

     In the event we successfully complete the maximum offering, we will be able to implement our immediate 12 month business plan and we could also seek and consider new opportunities. We would be better positioned to take advantage of any new opportunities as they may arise.

    Other considerations that can have a potentially significant impact on our operations include: inability to attract return customers, changes in governmental regulations, market demand for our proposed products and services, the ability to develop and maintain certain relationships providing favorable terms and opportunities, the timely availability of capital, financial difficulties, unexpected cancellation of services, and general economic conditions.

    General and Administrative

    It is anticipated that our general and administrative costs will consist primarily of expenses associated with developing our proposed retail location and, upon completion of the construction phase, costs associated with management of operations of our proposed retail store.

     Provision for Income Taxes

     No provision (or benefit) for income taxes has been made. In the opinion of management, future benefits arising from utilization of the net loss carry forward cannot be reasonably estimated. No deferred asset has been established.

     Net Income (Loss) From Operations

                               -26-

     From inception through August 31, 1999, we have incurred a net loss from operations of approximately $28,460.00.

            TERMS OF OFFERING AND PLAN OF DISTRIBUTION

SELLING THE SHARES OF THE OFFERING

     Our officers and directors have been authorized to sell shares of our common stock pursuant to this prospectus to any and all suitable investors in certain states in which these securities are registered or are exempt from registration. Our officers and directors will not receive commissions or other offering remuneration of any kind for selling shares in this offering.
It is anticipated that most, if not all, sales will be made by John S. Girvan and/or Patrick K. Hogle, our officers and directors. We may enter into an agency agreement with one or more registered broker-dealers or registered sales agents for the sale of shares, in which event we may pay such registered broker-dealers or registered sales agents commissions of up to six percent
(6%) of the offering price of shares actually sold by them. The agency agreement will likely include provisions for mutual indemnification against certain civil liabilities, including liabilities arising under the Securities
Act of 1933, as amended. Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being sold in this offering, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The shares of common stock are being offered by us on a "best efforts, minimum-maximum" basis. No one has committed to purchase or take down any of the shares offered. In the event that the minimum number of shares (150,000)
having a gross subscription price of $150,000 are not sold within ninety (90) days from the date of this prospectus (unless extended by us for up to an additional thirty (30) days) all proceeds raised will be promptly returned to investors without paying interest and without deducting any expenses of the offering. Proceeds from the sale of the shares will be placed in escrow with Brighton Bank, 311 South State Street, Salt Lake City, Utah 84111, no later than noon of the next business day following receipt. You will not have the use of your funds, will not earn interest on funds in escrow, and will not be able to obtain return of funds placed in escrow unless and until the offering period expires, which could last up to one hundred twenty (120) days.

     The shares are offered subject to prior sale, when, as, and if delivered to and accepted by us, and subject to approval of certain matters by legal counsel. We reserve the right to withdraw, cancel or modify such offer and to reject any offer in whole or in part. Delivery of the shares will be made to investors promptly upon acceptance of cash and the satisfaction of escrow conditions relating to completion of the minimum offering amount.

THE OFFERING PRICE WAS ARBITRARILY DETERMINED; NO PUBLIC MARKET

     As of the date of this prospectus, there is no public market for our common stock. The offering price of the shares was determined arbitrarily by us. It was not based on any established criteria of value. In determining the offering price and the number of shares to be offered, we considered such factors as our financial condition, our potential for profit and the general condition of the securities market. The offering price of $1.00 per share was decided on by us because we believe that the price of $1.00 per share will be the easiest price at which to sell the shares. Accordingly, the offering price should not be considered an indication of the actual value

                               -27-

of us or our shares of common stock. The price bears no relation to our assets, book value, earnings or net worth or any other traditional criterion of value. There is also no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchased in this offering following this offering. Our common stock and our Series A
Preferred Stock have never been traded on any exchange or market prior to this offering. It has been privately held. Additionally, the 1 for 1 share conversion ratio that applies when shares of Series A Preferred Stock are converted to shares of common stock was arbitrarily determined by us, and bears no relation to our assets, book value, earnings or net worth or any other traditional criterion of value.

DIVIDENDS

      We have never paid dividends on our Series A Preferred Stock or our common stock. The Board of Directors presently intends to pursue a policy of retaining earnings, if any, for use in our operations and to finance expansion of our business. The Series A Preferred Stock bears no dividend. Any declaration and payment of dividends in the future, of which there can be no assurance, will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors. There are presently no dividends which are accrued or owing with respect to our outstanding stock. No assurance can be given that dividends will ever be declared or paid on our common stock in the future.

HOW TO SUBSCRIBE

     If you desire to subscribe for shares in this offering, you must complete a Subscription Agreement and pay the entire subscription amount in wire transferred funds, cash, check or money order upon subscribing. You must deliver the Subscription Agreement directly to Mr. Hogle or Mr. Girvan or to a registered broker-dealer participating in the offering. Checks must be made payable to "Brighton Bank, Escrow Agent for Twinview, Inc.", until you are notified that the minimum offering has been achieved, and then funds may be made payable directly to "Twinview, Inc."

      By signing the Subscription Agreement you are making a binding offer to buy shares. The Subscription Agreement also constitutes your agreement to indemnify us against liabilities incurred because of any misstatements and omissions you make in the Subscription Agreement. All subscriptions are subject to acceptance by us.

     You are urged to consult your own counsel and accountant with respect to the merits of an investment in the shares.

PURCHASES BY OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS

     Our officers, directors and principal shareholders and persons associated with them may purchase some of the shares being offered pursuant to this prospectus. Any securities purchased by our officers, directors, and principal shareholders will be purchased for investment purposes only and not for the purpose of redistribution. Moreover, it is not intended that the proceeds from this offering will be utilized, directly or indirectly, to enable anyone, including officers and directors, to purchase the shares offered. To the extent such persons purchase shares in the offering, the number of shares required to be purchased by other investors such that the amount for closing the minimum offering is reached will be reduced by that amount. Purchases of shares by officers and directors will result in management increasing its control of the Company. Consequently, this offering could close with a greater percentage of shares being held by present management and with lesser participation by the other investors than would otherwise be the case.

                               -28-


                    DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 17,500,000 shares of $.0001 par value common stock and 2,500,000 shares of $.0001 par value voting preferred stock. All shares have equal voting rights and are not assessable. Voting rights are not cumulative. The holders of more than 50% of the voting stock could, if they chose to do so, elect all of the directors.

COMMON STOCK

     Upon liquidation, dissolution or winding up of the Company, our assets, after the payment of liabilities and after the satisfaction of all claims by shareholders of our preferred stock, will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any additional securities and they have no right to require us to redeem or purchase their shares. The shares of common stock presently outstanding are, and the shares of common stock which may be sold in future will be, upon issuance, fully paid and nonassessable.

     Holders of our common stock are entitled to share equally in dividends when, as and if declared by the Board of Directors, out of funds legally available therefor after payment of any dividends to the holders of our preferred stock. We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

PREFERRED STOCK

     The Company is authorized to issue 2,500,000 shares of preferred stock, $.0001 par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. The potential exists that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders over common shareholders.

     We recently completed a private placement sale of 275,000 shares of our Series A Preferred Stock. We received approximately $206,250.00 as a result of this sale of shares.

     Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue preferred shares without shareholder approval. The issuance of preferred stock may have the affect of delaying or preventing a change in control of the Company without any further action by shareholders.

     Series A Preferred Stock

     Our Board of Directors approved a Certificate of Designation of Rights,
Preferences and Number of Shares of Series A Convertible Stock (the "Series A
Designation"), a copy of which is attached to this prospectus as Exhibit B.
The Series A Designation establishes one series of convertible preferred stock, consisting of an aggregate of 275,000 shares which is designated as the "Series A Preferred Stock." A summary of the rights and preferences of the Series A Preferred Stock is provided below. However, the summary is qualified in its entirety by reference to the Series A Designation which is attached to this prospectus as Exhibit B.

      No cash dividends shall be paid on the Series A Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds

                               -29-

of the Company to the holders of the common stock the amount of $0.75 per share (adjusted proportionately for any stock splits, combinations or similar events) for each share of Series A Preferred Stock then held by them. Subject to our right to redeem any outstanding shares of Series A Preferred Stock, Series A Preferred stockholders shall have the right, at such holder's option at any time prior to March 22, 2001 (two years following the First Issue Date of the Series A Preferred Stock), to convert any shares of Series A Preferred
Stock held by them into fully paid and nonassessable whole shares of common stock on a 1 for 1 share basis. In order to exercise this conversion right, a Series A Preferred stockholder must provide us with a written notice of conversion as described in the Series A Designation, and surrender the Series
A Preferred Stock certificate(s) properly endorsed with a medallion signature guarantee. Upon our receipt of a stockholder's written notice to convert any shares of the Series A Preferred Stock together with a properly endorsed and properly guaranteed stock certificate, we shall have thirty (30) days within which to mail the registered holder a notice of redemption of any or all of the shares surrendered for conversion at the cash redemption price of $1.25 per share. If we elect to redeem more than seventy-five percent (75%) of the shares surrendered for voluntary conversion by any stockholder, the stockholder may object by sending written notice of objection to us within ten
(10) days following the holder's receipt of our notice of redemption. Should the stockholder so object, the stockholder will be allowed to convert all of the holder's Shares of Series A Preferred Stock in excess of seventy-five percent (75%) of the amount surrendered for conversion. We must pay the cash redemption price (out of funds legally available therefore) to the holder within thirty (30) days following the mailing of the notice of redemption. On
March 22, 2001, all outstanding shares of our Series A Preferred Stock shall be deemed to be automatically converted to shares of our common stock on a 1 for 1 share basis.

     We may voluntarily redeem at any time prior to March 22, 2001, any or all shares of Series A Preferred Stock then outstanding if and to the extent that we have funds legally available therefore; provided, however, that if we elect to redeem more than seventy-five percent (75%) of the Series A Preferred Stock held by any particular stockholder, the stockholder may object by sending written notice of objection to us within ten (10) days following the holder's receipt of our notice of redemption. Should the stockholder so object, we will only be permitted to redeem a maximum of seventy-five percent (75%) of the shares of Series A Preferred Stock held by an objecting stockholder. In the event of a voluntary redemption by us, the Series A Preferred Stock to be redeemed shall be redeemed by paying for each share in cash the sum of a $1.25
(adjusted proportionately for any stock splits, combinations or other similar events).

     Except as otherwise provided by law, the holders of common stock and Series A Preferred Stock shall vote together as a class on all matters to be voted on by the stockholders on the following basis: each holder of Series A
Preferred Stock shall be entitled to one vote for each share of common stock which would be issuable to such holder upon conversion of all the shares of Series A Preferred Stock held by such holder on the record date for the determination of stockholders entitled to vote.

     At any time when shares of Series A Preferred Stock are outstanding, without the prior consent of the holders of more than fifty percent (50%) of the outstanding shares of Series A Preferred Stock and the outstanding shares of common stock voting together as a single class (except where the vote or written consent of the holders of a greater number of shares is required by law or our Certificate of Incorporation, we shall not (a) pay or declare certain dividends or distributions on shares of common stock; (b) authorize, by Amendment to the Certificate of Incorporation or otherwise, or issue any securities which would be on a parity with or have any preference or priorities superior to the Series A Preferred Stock as to dividends or assets;
(c) amend, alter or repeal any provision of our Certificate of Incorporation, the Series A Designation or our By-Laws in any manner which would adversely affect the preferences, qualifications, special or relative rights or privileges of the Series A Preferred Stock; (d) enter into any agreement, arrangement or understanding which is inconsistent with the rights of the Series A Preferred Stock or conflict with the rights, privileges and powers, or the restrictions provided for the benefit of the Series A Preferred Stock;
(e) consent to any dissolution, liquidation or winding up of the Company, or merge or consolidate with any other entity except in a transaction which (1) we are the surviving corporation, and (2) the merger or consolidation does not violate any other restrictive covenant binding on us.

                               -30-

    Except as otherwise required by law or provided in the Series A
Designation, any term of the Series A Designation may be amended and the observance of any term may be waived only with the written consent of holders of not less than seventy-five percent (75%) of the combined voting interests of the shares of Series A Preferred Stock and common stock.

RESTRICTIONS ON TRANSFER OF SHARES

    The shares of Series A Preferred stock that have been sold by us have not been registered or qualified under the Securities Act of 1933, as amended, or the securities law of any state or other jurisdiction. Their sale or transfer has been appropriately restricted.

     Upon conversion of the shares of Series A Preferred Stock there shall be issued to the holder of the shares an equivalent number of shares of our common stock, $.0001 par value, which shares shall also be restricted and which may not be sold in the absence of either an effective registration statement and/or qualification of such shares under the Securities Act of 1933 and applicable state securities laws, or the availability of an exemption from the Securities Act of 1933 and any such state securities laws. A notation will be made on our stock transfer records so that transfers of such shares of our common stock will not be effected on those records without compliance with these restrictions. Notwithstanding the foregoing, under Rule 144(d) as presently in effect, the time during which the shares of Series A Preferred
Stock are held shall be added to or "tacked" onto the time the shares of common stock into which the shares become converted are held for purposes of meeting the holding period requirements of Rule 144. Resales of such common stock may be possible under Rule 144 beginning as early as March 2000, subject to compliance with the other provisions of Rule 144, as to which no assurance can be given.

    In the case of any share exchange, capital reorganization or reclassification whereby the common stock is converted into other securities or property, we will make appropriate provisions so that the holder of each share of Series A Preferred Stock then outstanding will have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, share exchange, capital reorganization or reclassification by a holder of a number of shares of common stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such consolidation, merger, share exchange, capital reorganization or reclassification.

NO MARKET FOR OUR SHARES

AS OF THE DATE  OF THIS PROSPECTUS AND FOR THE FORESEEABLE FUTURE THERE IS NO
PUBLIC OR PRIVATE MARKET FOR OUR SHARES.  IN THE EVENT WE ARE SUCCESSFUL IN
RAISING CAPITAL THROUGH THIS OFFERING THERE WILL STILL BE ONLY A LIMITED
MARKET FOR OUR SHARES.    WE DO NOT ANTICIPATE THAT A PUBLIC OR PRIVATE MARKET
WILL EVER DEVELOP FOR SHARES OF OUR SERIES A PREFERRED STOCK.  ONLY IN THE
EVENT THAT WE ARE SUCCESSFUL IN MAKING THIS INITIAL PUBLIC OFFERING OF OUR
COMMON STOCK DO WE ANTICIPATE THAT WE WILL EVER HAVE ANY PUBLIC MARKET FOR OUR
SECURITIES.  SHOULD THAT OCCUR SUCCESSFULLY, SHARES OF SERIES A PREFERRED
STOCK WOULD NEED TO FIRST BE CONVERTED TO SHARES OF OUR COMMON STOCK, AND THE
CONVERTING STOCKHOLDERS WOULD NEED TO SATISFY THE REQUIREMENTS OF RULE 144 OR
ANOTHER EXEMPTION FROM APPLICABLE SECURITIES REGISTRATION LAWS IN ORDER TO
SELL SHARES IN SUCH A MARKET, IF ONE SHOULD EVER DEVELOP.  IN THE EVENT THERE
IS NO MARKET FOR OUR SHARES, YOU COULD SUFFER A TOTAL LOSS OF ALL MONIES PAID
TO US FOR OUR SHARES.  NO ASSURANCE CAN BE GIVEN THAT WE WILL BE ABLE TO
SUCCESSFULLY COMPLETE THIS INITIAL PUBLIC OFFERING OF OUR COMMON STOCK  AND
DEVELOP AND SUSTAIN A PUBLIC MARKET THEREFOR.

                               -31-

COMPLETE THIS INITIAL PUBLIC OFFERING OF OUR COMMON STOCK AND DEVELOP AND
SUSTAIN A PUBLIC MARKET THEREFORE.

     Other Provisions

     The shares of common stock offered by this prospectus when issued, will be duly and validly issued, fully paid and nonassessable.

     You will have no preemptive rights with respect to any shares of our capital stock or any other securities convertible into our common stock or rights or options to purchase any such shares.

                        LEGAL PROCEEDINGS

     There are no legal proceedings or pending litigation to which we are a party or against any of our officers or directors as a result of their capacities with the Company, and we are not aware of any threat of such litigation. We are not aware of any proceeding involving us that a governmental authority may be contemplating.

                          TRANSFER AGENT

    The Company has retained OTC Stock Transfer, 231 East 2100 South Salt Lake
City, Utah 84105 as Transfer Agent for our Series A Preferred Stock and our common stock.

                             EXPERTS

     The financial statements as of August 31, 1999 and December 31, 1998 and for the periods then ended included in this prospectus, have been audited by Jones, Jensen & Company, LLC independent public accountants, as stated in their report appearing herein and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                       FINANCIAL STATEMENTS

    Our audited financial statements which consist of an audited balance sheet as of December 31, 1998, unaudited balance sheet as of August 31, 1999, and related statements of operations, stockholders' equity and cash flows from inception on November 5, 1998 through August 31, 1999 and accompanying foot notes appear on the following pages.

                               -32-


                  TWINVIEW, INC. AND SUBSIDIARY
                  (A Development Stage Company)

                CONSOLIDATED FINANCIAL STATEMENTS

              August 31, 1999 and December 31, 1998



                         C O N T E N T S


Independent Auditors' Report ...............................3

Consolidated Balance Sheets ................................4

Consolidated Statements of Operations ......................5

Consolidated Statements of Stockholders' Equity ............6

Consolidated Statements of Cash Flows ......................7

Notes to the Consolidated Financial statements .............8


            <Letterhead: JONES, JENSEN & COMPANY, LLC
           Certified Public Accountants and Consultants
                 50 South Main Street, Suite 1450
                    Salt Lake City, Utah 84144
                     Telephone (801) 328-4408
                    Facsimile (801) 328-4461>



INDEPENDENT AUDITORS' REPORT


To the Stockholders of
Twinview, Inc. and Subsidiary
(A Development Stage Company)
Salt Lake City, Utah


We have audited the accompanying consolidated balance sheets of Twinview, Inc.
and Subsidiary (a development stage company) (the Company) as of August 31, 1999 and December 31, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the eight months ended
August 31, 1999 and from inception on November 5, 1998 through December 31,
1998 and August 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Twinview, Inc. and Subsidiary (a development stage company) as of August 31, 1999 and December 31, 1998 and the results of their consolidated operations and their consolidated cash flows for the eight months ended August 31, 1999 and from inception on November 5, 1998 through December 31, 1998 and August 31, 1999 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company is a development stage company with no significant operating results to date, which raises substantial doubt about its ability to continue as a going concern.
Management's plans in regard to these matters are also described in Note 3.
The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.

/s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
September 27, 1999



                  TWINVIEW, INC. AND SUBSIDIARY
                  (A Development Stage Company)
                   Consolidated Balance Sheets

                              ASSETS
                             -------

                                                August 31,      December 31,
                                                1999            1998
                                                --------------- --------------
CURRENT ASSETS

    Cash                                        $      172,274  $      3,076
                                                --------------- --------------
        Total Current Assets                           172,274         3,076
                                                --------------- --------------
FIXED ASSETS (Note 4)                                   19,103        19,103
                                                --------------- --------------
OTHER ASSETS

    Deferred stock offering costs                           -         10,230
                                                --------------- --------------
        Total Other Assets                                  -         10,230
                                                --------------- --------------
        TOTAL ASSETS                            $      191,377  $     32,409
                                                =============== ==============

               LIABILITIES AND STOCKHOLDERS' EQUITY
               ------------------------------------

CURRENT LIABILITIES

    Accounts payable                            $          538  $     12,260
                                                --------------- --------------
        Total Current Liabilities                          538        12,260
                                                --------------- --------------
STOCKHOLDERS' EQUITY

    Preferred stock; $0.0001 par value,
     2,500,000 shares authorized; 275,000
     shares issued and outstanding                          28            -
    Common stock; $0.0001 par value,
     17,500,000 shares authorized; 375,000
     shares issued and outstanding                          38            38
    Additional paid-in capital                         219,233        26,589
    Deficit accumulated during the
     development stage                                 (28,460)       (6,478)
                                                --------------- --------------
        Total Stockholders' Equity                     190,839        20,149
                                                --------------- --------------
        TOTAL LIABILITIES AND STOCKHOLDERS'
        EQUITY                                  $      191,377  $     32,409
                                                =============== ==============

       The accompanying notes are an integral part of these consolidated financial statements.

                                4

                  TWINVIEW, INC. AND SUBSIDIARY
                  (A Development Stage Company)
              Consolidated Statements of Operations

                                                            From
                                                         Inception on
                                    For the               November 5,
                                    Eight Months         1998 Through
                                    Ended          ---------------------------
                                    August 31,     December 31,     August 31,
                                    1999            1998              1999
                                    -------------- ------------- -------------

REVENUE                             $           -  $          -  $          -
                                    -------------- ------------- -------------
EXPENSES

  General and administrative               21,982         6,478        28,460
                                    -------------- ------------- -------------
      Total Expenses                       21,982         6,478        28,460
                                    -------------- ------------- -------------
NET LOSS                            $     (21,982) $     (6,478) $    (28,460)
                                    ============== ============= =============
BASIC LOSS PER SHARE                $       (0.06) $      (0.02)
                                    ============== =============
BASIC WEIGHTED AVERAGE
 NUMBER OF SHARES
 OUTSTANDING                              375,000       375,000
                                    ============== =============

      The accompanying notes are an integral part of these consolidated financial statements.

                                5

                  TWINVIEW, INC. AND SUBSIDIARY
                  (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity
    From Inception on November 5, 1998 through August 31, 1999


<CAPTION

                                                                                          Deficit
                                                                                          Accumulated
                                                                              Additional  During the
                                        Common Stock        Preferred Stock   Paid-In     Development
                                    Shares    Amounts     Shares    Amount    Capital     Stage
                                  ---------- ---------- ---------- ---------- ----------- ------------
Balance at inception on
 November 5, 1998                         -  $       -          -  $       -  $        -  $         -

Common stock issued for cash
 at approximately $0.071
 per share                          106,626         12          -          -       7,488            -

Common stock issued for
 property at approximately
 $0.071 per share                   268,374         26          -          -      19,101            -

Net loss from inception on
 November 5, 1998 through
 December 31, 1998                        -          -          -          -           -       (6,478)
                                  ---------- ---------- ---------- ---------- ----------- ------------
Balance, December 31, 1998          375,000         38          -          -      26,589       (6,478)

Preferred stock issued for cash
 at $0.75 per share                       -          -    275,000         28     206,222            -

Stock offering costs                      -          -          -          -     (13,578)           -

Net loss for the eight months
 ended August 31, 1999                    -          -          -          -           -      (21,982)
                                  ---------- ---------- ---------- ---------- ----------- ------------
Balance, August 31, 1999            375,000  $      38    275,000  $      28  $  219,233  $   (28,460)
                                  ========== ========== ========== ========== =========== ============

             The accompanying notes are an integral part of these
                      consolidated financial statements.

                                       6

                  TWINVIEW, INC. AND SUBSIDIARY
                  (A Development Stage Company)
              Consolidated Statements of Cash Flows


                                                                        From
                                                                     Inception on
                                                For the               November 5,
                                                Eight Months         1998 Through
                                                Ended          ---------------------------
                                                August 31,     December 31,     August 31,
                                                1999              1998            1999
                                                -------------- ------------- -------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                      $     (21,982) $     (6,478) $    (28,460)
  Changes in operating assets and liabilities:
     Increase (decrease) in accounts payable          (11,722)       12,284           562
                                                -------------- ------------- -------------
      Net Cash Provided by Operating Activities       (33,704)        5,806       (27,898)
                                                -------------- ------------- -------------
CASH FLOWS FROM INVESTING ACTIVITIES                       -             -             -
                                                -------------- ------------- -------------
CASH FLOWS FROM FINANCING ACTIVITIES

  Stock offering costs                                 (3,348)      (10,230)      (13,578)
  Common and preferred stock issued for cash          206,250         7,500       213,750
                                                -------------- ------------- -------------
      Net Cash Provided by Financing Activities       202,902        (2,730)      200,172
                                                -------------- ------------- -------------
NET INCREASE IN CASH                                  169,198         3,076       172,274

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD        3,076            -             -
                                                -------------- ------------- -------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD      $     172,274  $      3,076  $    172,274
                                                ============== ============= =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash Paid For:

    Interest paid                               $          -   $          -  $         -
    Income taxes paid                           $          -   $          -  $         -

NON-CASH FINANCING ACTIVITIES

    Common stock issued for property            $          -   $     19,127  $     19,127

         The accompanying notes are an integral part of these consolidated financial statements,

                                  7

                  TWINVIEW, INC. AND SUBSIDIARY
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
              August 31, 1999 and December 31, 1998


NOTE 1 -    NATURE OF ORGANIZATION

    The consolidated financial statements presented are those of Twinview, Inc. and its wholly-owned subsidiary Cafe' Detour, L.L.C. (the Company). The Company was organized under the laws of the State of Delaware on November 5, 1998. The Company was organized for the purpose of marketing beverage products. On November 25, 1998, the Company formed Cafe' Detour, L.L.C. as a wholly-owned subsidiary. Cafe' Detour will be the operating company for a coffeehouse when the construction is completed.

NOTE 2 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    a.  Accounting Method

    The consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

    b.  Provision for Taxes

    At August 31, 1999, the Company had net operating loss carryforwards of approximately $28,000 that may be offset against future taxable income through 2014. No tax benefit has been reported in the consolidated financial statements because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

    c.  Use of Estimates

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    d.  Cash and Cash Equivalents

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    e.  Basic Loss Per Share

    The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements. The Company's preferred shares have been excluded from the basic net loss per share calculation as they are antidilutive.

                  TWINVIEW, INC. AND SUBSIDIARY
                  (A Development Stage Company)
                Notes to the Financial Statements
              August 31, 1999 and December 31, 1998


NOTE 2 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    f.  Principles of Consolidation

    The accompanying consolidated financial statements include those of Twinview, Inc. and its wholly-owned subsidiary Cafe' Detour, LLC. All significant intercompany accounts and transactions have been eliminated.

NOTE 3 -    GOING CONCERN

    The Company's consolidated `financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The Company recently completed a private placement offering of its series A preferred stock, and now intends to build and operate a coffeehouse.

NOTE 4 -    FIXED ASSETS

    Fixed assets are made up of architectural plans to be used in the construction of a building and are recorded at cost. Major additions and improvements are capitalized and minor repairs are expensed when incurred. Depreciation will be computed using the straight-line method when construction of the building is complete.

NOTE 5 -    PRIVATE PLACEMENT OFFERING

    On June 21, 1999, the Company completed a private placement offering in which they issued 275,000 shares of its series A preferred stock at $0.75 per share. The costs incurred with the offering have been charged against the proceeds of the offering.

                            EXHIBIT A


                      SUBSCRIPTION AGREEMENT

                          TWINVIEW, INC.

                           Common Stock


    1. SUBSCRIPTION. Effective the ____ day of _____________ , 2000, the undersigned hereby applies to purchase the number of shares (the "Shares") stated below of the Common Stock, $.0001 par value (the "Common Stock") of Twinview, Inc. (the "Company"), such purchase being made in accordance with the terms and conditions of the Prospectus, dated ___________, 2000 (the "Prospectus"), pursuant to which the Shares have been offered to the undersigned. This Subscription may be accepted or rejected in whole or in part by the Company. The Company shall have the right, exercisable in its sole and absolute discretion, to accept subscriptions in any order it may determine.

    2. REPRESENTATIONS BY UNDERSIGNED. The undersigned represents and warrants as follows:

    (a) the undersigned has received the Prospectus and has read and analyzed it.

    (b) the undersigned acknowledges and understands that no U. S. federal or state agency, nor any governmental agency of any other jurisdiction, has made any recommendation or endorsement of the Shares;

    (c) the undersigned recognizes that the Company is newly formed, has no history of operations, revenues or profits and that acquisition of the Shares as an investment involves a high degree of risk;

    (d) if an individual, the undersigned is 21 years of age or over and is a bona fide resident of the state set forth in the residence address which such individual has set forth below;

    (e) the undersigned is capable of bearing the high degree of economic risk associated with an investment in the Shares, including the possible complete loss of all invested funds;

    (f) all of the representations of the undersigned herein are true and accurate, and that the Company and the officers and directors of the Company (collectively "Management") will and may, without further investigation, rely on such representations.

    3. PAYMENT OF SUBSCRIPTION. The amount of the undersigned's subscription is set forth below and the undersigned encloses payment of such amount herewith by a check, cashier's check or wired funds transfer, payable to "Brighton Bank, escrow agent for Twinview, Inc.," unless the minimum offering as described in the Prospectus has been met and the undersigned has been instructed by the Company to make such instrument or payment payable to Twinview, Inc. The undersigned hereby authorizes and directs the officers and directors of the Company to deliver this Subscription Agreement to the Company and pay the funds delivered herewith to the Company, to the extent that the undersigned's subscription has been accepted. The undersigned recognizes that if the subscription is rejected in whole, the funds delivered herewith will be returned to the undersigned as soon as practicable without interest or deduction, which investment is subject to the discretion of the officers and directors of the Company. If the undersigned's subscription is rejected in part, the funds delivered herewith will, to the extent the subscription is so rejected, be returned to the undersigned as soon as practicable without interest or deduction.

    4. CONTINUING ACCURACY OF REPRESENTATIONS. The undersigned agrees to notify the Company immediately if any of the foregoing statements made herein shall become untrue. Until such notification is given, the Company and their officers and directors will be entitled to rely on the accuracy of the information set forth herein.

    5. OWNERSHIP. The undersigned's interest will be owned and should by shown on the Company's records as follows:

Name: _______________________________

Name: _______________________________

    6. SUBSCRIPTION QUANTITY. The undersigned does hereby subscribe for __________________________________ Shares of the Company's Common Stock at a
price of One Dollar ($1.00) per Share, for a total Subscription Price of $___________________________, which amount is enclosed.

    7. INDEMNIFICATION. The undersigned hereby agrees and warrants that the undersigned has made representations and warranties contained in this Subscription Agreement to the Company and its officers and directors, and the undersigned agrees to indemnify, hold harmless and pay all judgments of and claims against the Company and their officers and directors from any liability or injury, including, but not limited to, that arising under U.S. federal or state securities laws, incurred as a result of any misrepresentations herein or any warranties not performed by the undersigned.

    IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement.


------------------               ---------------------------------
Name of Subscriber               Social Security or Tax I.D. Number



-----------------------------    ----------------------------
Name of Additional Subscriber    Social Security or Tax I.D.
      (if more than one)         Number of Additional Subscriber



-----------------------------    ------------------------------------
Residence Address                Mailing Address (if different from Residence
                                                  Address)

-----------------------------    ---------------------------------------
City and State      Zip Code     City and State           Zip Code


-----------------------------    ----------------------------------------
Home Telephone Number            Business Telephone Number and Area Code
  and Area Code


Form of Ownership:

(Circle One)

Individual   JTROS       Tenants      Community    Custodian       Trustee
Ownership    (all        in Common    Property
             parties     (both        (one
             must sign)  parties      signature
                         must sign)   required)


Authorized Signature of         Authorized Signature of
Subscriber                      Additional Subscriber

________________________        _______________________________

                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                       DIVISION CORPORATIONS
                                                       FILED 09:00 am 01/04/99
                                                         991004262 - 2963395


                    CERTIFICATE OF DESIGNATION
                                OF
             RIGHTS, PREFERENCES AND NUMBER OF SHARES
                                OF
               SERIES A CONVERTIBLE PREFERRED STOCK
                                OF
                          TWINVIEW, INC.
                      a Delaware corporation

    TWINVIEW, INC., a Delaware corporation (the "Corporation") DOES HEREBY
CERTIFY:

    That, pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation by consent action duly taken as of December 23, 1998, adopted a resolution providing for the issuance of a Series A Preferred Stock, as follows:

    RESOLVED: That, pursuant to authority conferred upon the Board of Directors of the Corporation by Article 4 of the Certificate of Incorporation, as amended, there is hereby established one series of Convertible Preferred Stock, consisting of an aggregate of 275,000 shares which shall be designated as "Series A Convertible Preferred Stock" (hereinafter "Series A Preferred Stock") the Board of Directors of the Corporation be and hereby is authorized to issue such shares of Series A Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and subject to the limitations provided by law and by Article 4 of the Certificate of Incorporation, the powers, designations, preferences, and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, the Series A Preferred Stock, are as set forth below:

    1.    Dividends.  No cash dividends shall be paid on the Series A
Preferred Stock.

    2.    Liquidation Preference.

        (a) Series A Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $0.75 per share (adjusted proportionally for any stock splits, combinations or similar events) for each share of Series A Preferred Stock then held by them (the "Liquidation Capital Preference"). In addition, such holders shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to all unpaid dividends on the Series A Preferred Stock, if any, whether or not declared, to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up, and no more.

        (b) Insufficiency. If upon the occurrence of such liquidation, dissolution or winding up, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Stock first in proportion to the number of shares of Series A Preferred Stock then held by them multiplied by $0.75 in the case of the holders of the Series A Preferred Stock (the "Series A Total"), but only to the extent of the sum of the Series A Total and any remainder among the holders of the Series A Preferred Stock in proportion to the respective unpaid dividends on each share of each series to the extent of such unpaid dividends.

        (c) Notice. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the liquidation payments and the place where said liquidation payments shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein to the holders of record of the Series A Preferred Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation.

        (d) Deemed Liquidation. Except for a merger or consolidation in which the Corporation is the surviving corporation and the shareholders of the surviving corporation immediately prior to such merger or consolidation own at least 51% of the voting equity of the surviving corporation immediately after such merger or consolidation, a consolidation or merger of the Corporation with or into any other corporation or corporations shall be deemed to be a liquidation, dissolution or winding up within the meaning of this paragraph 2.

    3. Restrictions. At any time when shares of Series A Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Corporation's Certificate of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of more than 50% of the outstanding shares of Series A Preferred Stock and the outstanding shares of Common Stock into which Series A Preferred Stock shall have been converted (collectively, the "Combined Series A Shares"), voting together as a single class, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the Combined Series A Shares shall vote together as a distinct class, the Corporation shall not:

        (a) pay or declare any dividend or distribution, whether in cash or property, on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition, directly or indirectly, of any shares of Common Stock; and

        (b) authorize, by amendment to the Certificate of Incorporation or otherwise (including by reclassification of any class of capital stock or recapitalization), or issue any securities, or any securities directly or indirectly convertible into or exercisable for any securities, which would be on a parity with or have any preference or priority superior to the Series A Preferred Stock as to dividends or assets, or the reissuance of which would in any way alter the rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

        (c) amend, alter, or repeal any provision of the Corporation's Certificate of Incorporation, this Certificate or the Corporation's By-Laws in any manner which would adversely affect the preferences, qualifications, special or relative rights or privileges of the Series A Preferred Stock;

        (d) enter into any agreement, arrangement or understanding which is inconsistent with the rights of the Series A Preferred Stock or conflict with the rights, privileges and powers, or the restrictions provided for the benefit of the Series A Preferred Stock;

        (e) consent to any dissolution, liquidation or winding up of the Corporation, or merge or consolidate with any other entity except in a transaction in which (1) the Corporation is the surviving corporation, and (2) the merger or consolidation does not violate any other restrictive covenant binding on the Corporation.

    4. Conversions. The holders of shares of Series A Preferred Stock shall have the following conversion rights:

        (a) Series A Voluntary Conversion Right; Possible Redemption of Shares. Subject to the terms and conditions of this paragraph 4, and subject to the Corporation's right to redeem any outstanding shares of Series A Preferred Stock as explained below, the holder of any share or shares of Series A Preferred Stock shall have the right, at such holder's option at any time during the first two years following the First Issue Date of the Series A Preferred Stock, to convert any such shares of Series A Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Series A Preferred Stock) into fully paid and nonassessable whole shares of Common Stock (sometimes referred to herein as the "Series A Conversion Shares") on a one (1) share of Series A Preferred Stock for one (1) share of Common Stock basis (the "Series A Conversion Ratio"), unless said Series A Conversion Ratio is otherwise required to be adjusted according to the terms of this paragraph
4. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation properly endorsed (or with stock power(s) properly endorsed) with medallion signature guarantee(s) at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Preferred Stock) at any time during its usual business hours on the date set forth in such notice to the Corporation, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Upon the Corporation's receipt of a stockholder's written notice to convert and the certificate or certificates representing the shares of series A Preferred Stock to be converted, properly endorsed (or with stock power(s) properly endorsed) with medallion signature guarantee(s), the Corporation shall have thirty (30) days within which to mail to the registered holder at the holder's post office address as shown by the records of the Corporation, a notice of redemption of any or all of the shares surrendered for conversion at the cash redemption price of $1.25 per share, specifying the number of shares of Series A Preferred stock to be redeemed. If the Corporation elects to redeem more than seventy -five percent (75.0%) of the shares surrendered for voluntary conversion by any stockholder, the stockholder may object by sending written notice of objection to the Corporation within ten (10) days following the holder's receipt of the Corporation's notice of redemption. Should the stockholder so object, the stockholder will be allowed to convert all of the holder's shares in excess of seventy-five percent (75.0%) of the amount surrendered for conversion. The Corporation must pay the cash redemption price (out of funds legally available therefor) to the holder within thirty
(30) days following the mailing of the notice of redemption.

        (b) Series A Mandatory Conversion. On the date two years following the First Issue Date, all outstanding shares of the Corporation's Series A Preferred Stock shall be deemed to be automatically converted to shares of the Corporation's Common Stock on a one (1) share of Series A Preferred Stock for one (1) share of Common Stock basis, unless said Series A Conversion Ratio is otherwise required to be adjusted according to the terms of this paragraph 4. Although all outstanding shares of Series A Preferred Stock shall be deemed to be converted into shares of Common Stock according to the Series A Conversion Ratio as of said date, the Corporation shall have no obligation to issue certificates representing shares of Common Stock reflecting the conversion until such time as a shareholder surrenders the certificate of certificates for the shares so converted to the Corporation properly endorsed (or with stock power(s) properly endorsed) with medallion signature guarantee(s) at the Corporation's principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder of the Series A Preferred Stock) at any time during its usual business hours.

        (c) Issuance of Certificates; Time Conversion Effected; Additional Conditions for Securities Law Compliance. Promptly after the receipt of the written notice of conversion referred to in subparagraph 4(a) and surrender of the certificate or certificates for the shares of Series A Preferred Stock to be converted endorsed with medallion signature guarantee as described in subparagraph 4(a) or 4(b), the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date sixty
(60) days following the date on which written notice of conversion shall have been received by the Corporation and the certificate or certificates for such shares all have been surrendered as aforesaid or the actual date on which the Common Stock certificate(s) is issued, whichever occurs first, and at such time the rights of the holder of such share or shares of Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. The Corporation reserves as a prerequisite to allowing conversion under this paragraph 4 the right to furnish such information to and require such representations from the holders of the Series A Preferred Stock seeking conversion as may be appropriate, in the Corporation's sole discretion, to assure compliance with applicable securities laws. A delay past any of the time periods provided for redemption or conversion may be authorized by the Corporation to the extent such a delay is deemed by the Corporation to be necessary or convenient to the provision of appropriate disclosure.

        (d) Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph 4(d), be delivered upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Series A

Preferred Stock for conversion a pro rata amount in cash equal to $0.75 per share, as may be adjusted pursuant to paragraph 4(e).

        (e) Subdivision or Combination of Stock or Payment of Stock Dividend. In case the Corporation shall at any time subdivide its outstanding shares of Common stock into a greater number of shares, the Series A Conversion Ratio in effect immediately prior to such subdivision shall be proportionately adjusted, and, conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Series A Conversion Ratio in effect immediately prior to such combination shall be proportionately adjusted. In the event the Corporation pays a Common Stock dividend prior to the conversion of shares of Series A Preferred Stock the Series A Conversion Ratio in effect immediately prior to such stock dividend shall be proportionately adjusted.

        (f) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Ratio shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

        (g) Notice of Adjustment. Upon any adjustment of the Series A Conversion Ratio, then and in each such case the Corporation shall give written notice thereof, by U.S. mail, postage prepaid, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Ratio resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

        (h) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation. The Corporation will not take any action which results in any adjustment of the Series A Conversion Ratio if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation, as then amended.

        (i) Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock.

        (j) Definition of Common Stock. As used in this paragraph 4, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $0.0001 par value, as constituted on December 1, 1998, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Preferred Stock or, in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 4(f), shall include only shares designated as Common Stock of the Corporation on December 1, 1998.

    5. Redemption. The shares of Series A Preferred Stock shall be redeemable as follows:

        (a) No Mandatory Redemption Required; Voluntary Redemption Permitted. The Corporation may voluntarily redeem (in the manner and with the effect provided in subparagraphs 5(b) through 5(d) below) at any time prior to the date two years following the First Issue Date, any or all of the shares of Series A Preferred Stock then outstanding if and to the extent that the Corporation has funds legally available therefor; provided, however, that if the Corporation elects to redeem more than seventy-five percent (75.0%) of the Series A Preferred Stock held by any particular stockholder, the stockholder may object by sending written notice of objection to the Corporation within ten days following the holder's receipt of the Corporation's notice of redemption. Should the stockholder so object, the Corporation will only be permitted to redeem a maximum of seventy-five percent (75.0%) of the shares of Series A Preferred Stock held by an objecting stockholder.

        (b) Series A Redemption Price. In the event of a voluntary redemption by the Corporation, the Series A Preferred Stock to be redeemed shall be redeemed by paying for each share in cash the sum of $1.25 (adjusted proportionally for any stock splits, combinations or other similar events) such amount being herein sometimes referred to as the "Series A Redemption Price." In the event the Corporation elects to redeem any or all of the then outstanding shares of Series A Preferred Stock, the Corporation shall specify a "Series A Redemption Date" which shall not be later than two years after the First Issue Date. Not less than thirty (30) nor more than sixty (60) days before the Series A Redemption Date, written notice shall be given by mail, postage prepaid, to the holders of record of Series A Preferred Stock to be redeemed, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the Redemption Price and the place and date of such redemption. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Series A Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith cease after the close of business on the Redemption Date.

        (c) Redeemed or Otherwise Acquired Shares to be Retired. Any shares of the Series A Preferred Stock redeemed pursuant to this paragraph 5 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall thereafter constitute authorized but unissued shares of Preferred Stock, $0.0001 par value, which may be reissued to the same extent and upon the same terms as any other heretofore authorized but unissued shares of the Corporation's preferred stock may be issued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of the Corporation's Series A Preferred Stock accordingly.

        (d) Shares to be Redeemed. In case of the redemption, for any reason, of only a part of the outstanding shares of Series A Preferred Stock on a Redemption Date, all shares of Series A Preferred Stock to be redeemed shall be selected pro rata, and there shall be so redeemed from each registered holder in whole shares, that proportion of all of the shares to be redeemed which the number of shares held of record by such holder bears to the total number of shares of Series A Preferred Stock, at the time outstanding.

    6. Voting Rights. Except as otherwise provided by law, the holders of Common Stock and Series A Preferred Stock shall vote together as a class on all matters to be voted on by the stockholders of the Corporation on the following basis: each holder of Series A Preferred Stock shall be entitled to one vote for each share of Common Stock which would be issuable to such holder upon the conversion of all the shares of Series A Preferred Stock held by such holder on the record date for the determination of stockholders entitled to vote.

    7. Amendment. Except as otherwise required by law or provided herein, any term of this Certificate may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of holders of not less than seventy five percent (75%) of the combined voting interest of the shares of Series A Preferred Stock and the Series A Conversion Shares then outstanding of the Corporation.

    8. First Issue Date. The First Issue Date shall be date on which all of the requirements of the Corporation's minimum amount of its private placement offering have been met, such that the Corporation's stock transfer agent may issue shares of Series A Preferred Stock.

    Dated as of December 23, 1998.

                        TWINVIEW, INC.

                              /s/ Patrick Hogle
                        By: _______________________________________
                               Patrick K. Hogle, President

                             /s/ John S. Girvan, Secretary
                        By: _______________________________________
                               John S. Girvan, Secretary

STATE OF UTAH          )
                       :  ss.
COUNTY OF SALT LAKE    )

    The foregoing instrument was acknowledged before me this 23rd day of December, 1998 by Patrick K. Hogle and John S. Girvan, President and Secretary, respectively, of Twinview, Inc., a Delaware corporation.

                            /s/ Mary Hart
                            NOTARY PUBLIC
                            Residing at: Salt Lake County, UT

                            My Commission Expires: 3/12/01

<Notary Stamp of
Notary Public
MARY HART
10 East South Temple, Suite 900
Salt Lake City Ut 84133
My Commission Expires
March 12, 2001
State of Utah>

              OUTSIDE BACK COVER PAGE OF PROSPECTUS



    Until ___________, 2000, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

    No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                      350,000 Shares Maximum
                      150,000 Shares Minimum

                          TWINVIEW, INC.

                           Common Stock

                   __________________________

                            PROSPECTUS
                    __________________________


                          __________________, 2000

                          Twinview, Inc.
                        573 East 300 South
                    Salt Lake City, Utah 84102
                           801-531-1867

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses of the offering, all of which are to be borne by the Company are as follows:

SEC Filing Fee.............................................. $     100
Printing Expenses ..........................................     1,000*
Accounting Fees and Expenses ...............................     1,500*
Legal Fees and Expenses ....................................    10,000*
Escrow Fee .................................................       500*
Blue Sky Fees and Expenses .................................     2,000*
Registrar and Transfer Agent Fees ..........................     1,000*
Edgarizing and Miscellaneous Expenses ......................     3,900*
Total....................................................... $  20,000*
                                                             ----------
__________________________

*Estimated

Item 14.  Indemnification of Directors and Officers.

The Registrant's Certificate of Incorporation provides that the personal liability of the directors of the Registrant shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, however, the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Registrant and its stockholders (through stockholder's derivatives suits on behalf of the Registrant) to recover monetary damages against a director for breach of his or her fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Registrant or its stockholders to seek nonmonetary remedies, such as injunction or rescission, against a director for breach of his or her fiduciary duty. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In addition, the Certificate of Incorporation of the Registrant provides that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer of director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Registrant's Certificate of Incorporation, as amended (the "Charter"), provides that the Registrant shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was or has agreed to become a director or officer of the Registrant, or is serving at the request of the Registrant as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, provided that with respect to any action, suit or proceeding initiated by a director or officer, the Registrant shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Registrant's Board of Directors or is a suit for enforcement of rights to indemnification or advancement of expenses in accordance with the procedure therefor prescribed in the Charter. The Charter also provides that the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, provided that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under the Charter.

The Registrant currently maintains no director's and officer's insurance policy or any liability insurance concerning its officers and directors.

Item 15. Recent Sale of Securities.

In connection with the organization of the Company, the Company sold securities which were not registered under the Securities Act of 1933, as amended, as follows:

A) 93,750 shares of common stock to Patrick K. Hogle which were subsequently transferred to Buckaroo, Ltd. (1)
B) 93,750 shares of common stock to John S. Girvan which were subsequently transferred to JGPG Ltd. (1)
C)    93,750 shares of common stock to Claire A. Singleton (1)
D)    93,750 shares of common stock to RP II, Ltd. (2)

________________________

(1) Each of Messrs. Hogle, Girvan and Singleton paid $2,500 cash and contributed a 22.73% interest in certain architectural plans to the Company as consideration for their shares of common stock in the Company.

(2) RP II, Ltd. contributed a 31.81% interest in certain architectural plans to the Company as consideration for its shares of common stock in the Company

In connection with the Company's private placement offering of 275,000 shares of its Series A Preferred Stock, a total of 23 persons paid $0.75 per share ($206,250 total) in cash to the Company.

With respect to the sales made to the founders of the Company, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended. With respect to the sales made in the Series A Preferred Stock private placement, the Company relied on Rule 506 of Federal Regulation D. No advertising or general solicitation was employed in offering the shares. The securities were offered to officers, directors and the persons named above, who had access to information either by virtue of their relationship with the Registrant, or, by information and the opportunity to make investigation and inquiry provided to each of the investors, including their purchaser representative where applicable, by the Company and its officers and directors. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the Registrant.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement pursuant to Item 601 of the Regulation S-B:

Exhibit No.            Title
-----------            -------
1.1                Proceeds Escrow Agreement
1.2                Selected Dealers Agreement
3.1                Certificate of Incorporation
3.2                By-laws
4.1                Certificate of Designation of Rights, Preferences and
                    Number of Shares of Series A Convertible Preferred Stock
5.1                Opinion of Robert N. Wilkinson, Esq. regarding legality
23.1               Consent of Robert N. Wilkinson, Esq.
23.2               Consent of Jones, Jensen & Company
27                 Financial Data Schedule

(b)    Financial statement schedules:

All applicable information is included in the audited financial statements.

Item 17.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove any registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                            SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of Salt Lake City, State of Utah on December 23, 1999.

                                TWINVIEW, INC.


                                By /s/ Patrick K. Hogle
                                   ----------------------------------
                                       Patrick K. Hogle, President

       In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Date: December 23, 1999       /s/ Patrick K. Hogle
                                --------------------------------------
                                    Patrick K. Hogle, President, Chief
                                    Executive Officer and  Director

                                /s/ John S. Girvan
                                --------------------------------------
Date: December 23, 1999           John S. Girvan, Secretary, Treasurer,
                                    Chief Financial Officer, Chief Accounting
                                    Officer and  Director

                          EXHIBIT INDEX


Exhibit No.         Title                                              Page
-----------         -----------                                        ----

 1.1                Proceeds Escrow Agreement
 1.2                Selected Dealers Agreement
 3.1                Certificate of Incorporation
 3.2                By-Laws
 4.1                Certificate of Designation of Rights, Preferences and
                     Number of Shares of Series A Convertible Preferred Stock
 5.1                Opinion of Robert N. Wilkinson, Esq.  regarding legality
 23.1               Consent of Robert N. Wilkinson, Esq.
 23.2               Consent of Jones, Jensen & Company
 27                 Financial Data Schedule